As filed with the Securities and Exchange Commission on October 5, 2010 File No. ____________________

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             CASTMOR RESOURCES LTD.
             (Exact name of registrant as specified in its charter)

                                     Nevada
         (State or Other Jurisdiction of Incorporation or Organization)

                                      1000
            (Primary Standard Industrial Classification Code Number)

                                   98-0471928
                      (I.R.S. Employer Identification No.)

                         427 Princess Street, Suite 406
                             Kingston, ON  K7L 5S9
                                 (613) 617-5107
         (Address and telephone number of principal executive offices)

                             Laughlin International
                               2533 Carson Street
                           Carson City, Nevada 89706
                                  775.883.8484
           (Name, address and telephone number of agent for service)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated      Accelerated      Non-accelerated      Smaller reporting
filer [ ]              filer [ ]        filer [ ]            company [ X ]
                                       (Do not check if
                                        a smaller
                                        reporting company)

                        CALCULATION OF REGISTRATION FEE
===========================================================================
                  Proposed         Proposed      Proposed
Title of          Maximum          Maximum       Maximum
Each Class of     Number of        Offering      Aggregate     Amount of
Securities to     Shares to be     Price per     Offering      Registration
be Registered     Registered       Share (1)     Price (2)     Fee
---------------------------------------------------------------------------
Common Stock        20,000,000        $0.005      $100,000            $7.13
---------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act and based upon 20,000,000 shares of common stock to be sold in this offering.
(2)  Based  upon  20,000,000 shares of common stock to be sold in this offering.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE
SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

                             PRELIMINARY PROSPECTUS
                             SUBJECT TO COMPLETION

                             CASTMOR RESOURCES LTD.
                12,000,000 TO 20,000,000 SHARES OF COMMON STOCK
                            PRICE: $0.005 PER SHARE

This is a public offering of shares of common stock of Castmor Resources Ltd. We will be selling a minimum of 12,000,000 and a maximum of 20,000,000 shares of our common stock in this offering at $0.005 per share. The shares will be sold by our President on a best efforts basis. No subscriptions will be accepted until the minimum offering is subscribed. Once accepted, subscriptions are irrevocable and cannot be withdrawn by the subscriber.

Proceeds from this offering will not be deposited into an escrow, trust or similar account, but will instead be deposited in a separate bank account under our name, administered by our directors. If the minimum offering is not completed within 90 days, all funds will be promptly returned to subscribers without interest or deductions. Subscriptions may be accepted or rejected for any reason or for no reason. This offering will remain open until the earlier of the date that all shares offered in this offering are sold and 120 days after the date of this prospectus; provided that, the minimum subscription is sold within 90 days. This offering may be terminated at any time for any reason whatsoever.

No broker-dealer is participating in this offering and no sales commission will be paid to any person in connection with this offering. There is no established market for our securities. The offering price for our common stock was arbitrarily determined and may not reflect the market price of our shares after the offering.

Prospective investors should rely only on the information contained in this prospectus or any prospectus supplement or amendment thereto. We have not authorized anyone to provide investors with different information. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus is only accurate on the date of this prospectus, regardless of the time of any sale of securities.

We have earned no revenue since inception. We have also incurred significant operating losses since inception and we expect to continue to incur losses to implement our business plan. Our auditors have expressed substantial doubt about our ability to continue as a going concern. If we cannot continue as a going concern, then our stockholders may lose all of their investment.

AN INVESTMENT IN OUR STOCK IS EXTREMELY SPECULATIVE AND INVOLVES SEVERAL SIGNIFICANT RISKS. PROSPECTIVE INVESTORS ARE CAUTIONED NOT TO INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. WE URGE ALL PROSPECTIVE INVESTORS TO READ THE "RISK FACTORS" SECTION OF THIS PROSPECTUS BEGINNING ON PAGE 4 AND THE REST OF THIS PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there by any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

----------------------------------------------------------------
                            PRICE TO   UNDERWRITING     PROCEEDS
                              PUBLIC  DISCOUNTS AND       TO THE
                           PER SHARE    COMMISSIONS  COMPANY (1)
----------------------------------------------------------------
Per Share                  $   0.005            Nil      $ 0.005

Minimum 12,000,000 shares  $   0.005            Nil      $60,000

Maximum 20,000,000 shares  $   0.005            Nil     $100,000
================================================================
(1) Proceeds to Castmor Resources Ltd. are shown before deducting offering expenses estimated at $5,000 (including legal and accounting fees).

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The  date  of  this  prospectus  is  October  5,  2010.

                               TABLE OF CONTENTS
                                                                            PAGE

PROSPECTUS SUMMARY                                                             3
Our  Business                                                                  3
The  Offering                                                                  4
Summary  of  Selected  Financial  Data                                         4
RISK FACTORS                                                                   5
FORWARD-LOOKING STATEMENTS                                                     9
USE OF PROCEEDS                                                               10
DETERMINATION OF OFFERING PRICE                                               10
DILUTION                                                                      10
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                      11
Holders                                                                       11
Dividend  Policy                                                              11
Convertible  Securities                                                       12
DESCRIPTION OF BUSINESS                                                       12
PROPERTY                                                                      19
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULT OF OPERATIONS                                                          19
Overview                                                                      19
LEGAL PROCEEDINGS                                                             20
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS                  20
Involvement  in  Certain  Legal  Proceedings                                  21
Committees  of  the  Board                                                    21
Audit  Committee  Financial  Expert                                           21
Indemnification                                                               22
EXECUTIVE COMPENSATION                                                        22
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT                22
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                                23
PLAN OF DISTRIBUTION                                                          23
DESCRIPTION OF CAPITAL STOCK                                                  25
Common  Stock                                                                 25
Preferred  Stock                                                              25
Anti-takeover  Effects  of  Our  Articles  of  Incorporation  and  Bylaws     25
Nevada  Anti-Takeover  laws                                                   25
Transfer  Agent                                                               26
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
LIABILITIES                                                                   26
LEGAL MATTERS                                                                 26
EXPERTS                                                                       26
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
DISCLOSURE                                                                    27
AVAILABLE INFORMATION                                                         27
INDEX TO FINANCIAL STATEMENTS                                                F-1

                               PROSPECTUS SUMMARY

THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO PROSPECTIVE INVESTORS. EACH PROSPECTIVE INVESTOR IS URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

As used in this prospectus, unless the context otherwise requires, "the Company", "we", "us", "our" or "Castmor" refers to Castmor Resources Ltd. "SEC" refers to the Securities Exchange Commission. "Securities Act" refers to the Securities Act of 1933, as amended. "Exchange Act" refers to the Securities Exchange Act of 1934, as amended. "NRS" refer to the Nevada Revised Statutes, as amended.

OUR  BUSINESS

Castmor Resources Ltd. is an exploration stage mineral exploration company formed on June 27, 2005, under the law of the State of Nevada. We own a 100% undivided mineral interest in two non-contiguous mineral exploration licenses (license numbers 017985M and 017987M) comprising 17 claims located along south-eastern coastal Labrador (the "White Bear Arm Property"), approximately 13 kilometers northeast of the community of Charlottetown in Labrador, Canada, having a total area of 425 hectares (1,054.8 acres). Our claims give us the exclusive right to any of the mineral deposits situated on the White Bear Arm Property.

Our auditors have expressed substantial doubt about our ability to continue as a going concern. If we cannot continue as a going concern, then investors may lose all of their investment.

Our business plan is to explore the White Bear Arm Property for commercially exploitable reserves of valuable minerals. The White Bear Arm Property has no proven or probable mineral reserves, and there is no assurance that it contains commercially exploitable reserves of valuable minerals. All of our claims are presently in good standing.

We intend to explore the White Bear Arm Property in two phases. The first phase will consist of expanded geological mapping, and geochemical sampling that will cover previously established grid areas, as well as other prospective sites that may be developed to delineate either base metals or industrial minerals. Geochemical sampling will include rock, stream sediment and till sampling. Several airborne electromagnetic anomalies will be re-verified on the ground and mapped for size and extent. If Phase I develops any high priority targets for further exploration, then we will proceed with the second phase of the proposed exploration program, consisting of 800 to 1000 metres of diamond drilling, mobilized to the nearest road by truck, then helicopter-supported from that point. We anticipate that the first phase of our exploration program will cost approximately $26,680 while the second phase will cost approximately $195,500. To date, we have not commenced exploration on the White Bear Arm Property.

We do not presently have sufficient capital to commence exploration of the White Bear Arm Property. We anticipate that any additional funding that we require will be in the form of equity financing from the sale of our common stock. There is no assurance, however, that we will be able to raise sufficient funding from the sale of our common stock. The risky nature of this enterprise and lack of tangible assets places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as an economically viable mine can be demonstrated. We do not have any arrangements in place for any future equity financing. If we are unable to secure additional funding, we may cease or suspend operations. We have no plans, arrangements or contingencies in place in the event that we cease operations.

If we discontinue our exploration of the White Bear Arm Property, we may seek to acquire other natural resource exploration properties. Any such acquisition will involve due diligence costs in addition to the acquisition cost. We will also have an ongoing obligation to maintain our periodic filings with the appropriate regulatory authorities, which will involve legal and accounting costs. In the event that our available capital is insufficient to acquire an alternative resource property and sustain minimum operations, we will need to secure additional funding or else we will be compelled to discontinue our business.

We have earned no revenue since inception. From June 27, 2005 (inception) through May 31, 2010, we incurred a net loss of $(83,204) with accumulated shareholder deficiency of $3,324. Further losses are anticipated in the development of our business. We have limited financial resources and require additional financing to fund our operations. These factors raise substantial doubt about our ability to continue as a going concern. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to locate commercially exploitable reserves of valuable minerals.

Our sole officer and director has only recently become interested in natural resource exploration and does not have any professional training or technical credentials in the exploration, development, or operation of mines. We therefore intend to retain qualified persons on a contract basis to perform the surveying, exploration, and excavating of the property as needed. We do not have any verbal or written agreement regarding the retention of any qualified engineer or geologist for our exploration program.

We currently have no employees other than our sole officer and director, who devotes six hours per week to our operations. We do not intend to hire any employees for the next twelve months or until we have proven mineral reserves.

Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under the section entitled "Available Information". Our principal executive offices are located at 427 Princess Street, Suite 406, Kingston, ON K7L 5S9. Our telephone number is
(613)  617-5107.  Our  facsimile  number  is:  (613)  383-0247.

THE  OFFERING

Securities Offered:                     A minimum of 12,000,000 and a maximum of
                                        20,000,000 shares of common stock,
                                        par value $0.0001

Offering price:                         $0.005 per share

Offering period:                        The offering will remain open until the
                                        earlier of the date that all shares
                                        offered are sold and 120 days after the
                                        date of this prospectus, except that we
                                        will have only 90 days to sell at least
                                        the first 12,000,000 shares.

Net proceeds to us:                     Minimum:  Approximately $55,000, after
                                        estimated expenses of $5,000 assuming
                                        sale of 12,000,000 shares

                                        Maximum:  Approximately $95,000, after
                                        estimated expenses of $5,000 assuming
                                        sale of 20,000,000 shares

Use of proceeds:                        We will use the proceeds to pay for debt
                                        repayment, prospecting, professional
                                        fees and working capital.


Number of shares outstanding            12,487,000
before the offering:

Number of shares outstanding            Minimum:   24,487,000 assuming
after the offering:                     sale of 12,000,000 shares

                                        Maximum:  32,487,000 assuming
                                        sale of 20,000,000 shares

SUMMARY OF SELECTED FINANCIAL DATA

We are an exploration stage company. From the date of our inception on June 27, 2005 we have not generated any revenue or earnings from operations. As of May 31, 2010 our financial data is as follows:

-----------------------------------------------------------------
                                     As at or for the period from
                                     June 27, 2005 (inception)
                                     to May 31, 2010
-----------------------------------------------------------------
Operations Data

Revenue:                             $             -
Net Loss:                                     83,204

Balance Sheet Data

Total Assets:                                  2,075
Total Liabilities:                             5,399
Net Tangible Book Value:                      (3,324)
Net Tangible Book Value Per Share:             (0.00)
-----------------------------------------------------------------

                                  RISK FACTORS

ANY INVESTMENT IN OUR COMPANY INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS SHOULD BE CAREFULLY CONSIDERED IN EVALUATING AN INVESTMENT IN OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED AND OUR STOCKHOLDERS COULD LOSE ALL OR PART OF THEIR INVESTMENT. THIS DISCUSSION ALSO IDENTIFIES IMPORTANT CAUTIONARY FACTORS THAT COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE WE CURRENTLY ANTICIPATE.

(1) IT IS IMPOSSIBLE TO EVALUATE THE INVESTMENT MERITS OF CASTMOR BECAUSE WE HAVE NO OPERATING HISTORY.

We are a development stage company with no operating history upon which an evaluation of our future success or failure can be made. Thus far, our activities have been primarily limited to organizational matters, taking delivery of product samples, sales promotion, raising capital, and the preparation and filing of our securities filings and this prospectus. As a start-up enterprise, we are subject to all the risks inherent in the initial organization, financing, expenditures, complications and delays inherent in a new business. Investors should evaluate an investment in our company in light of the uncertainties encountered by start-up companies in a competitive environment. There can be no assurance that our business will be successful or that we will be able to attain profitability. Our future viability, profitability and growth will depend upon our ability to successfully implement our business plan and to expand our operations. There can be no assurance that any of our efforts will prove successful or that we will not continue to incur operating losses in the future.

(2)     SINCE  MINERAL  EXPLORATION  IS  A  HIGHLY  SPECULATIVE  VENTURE, ANYONE
PURCHASING  OUR  STOCK  WILL  LIKELY  LOSE  THEIR  ENTIRE  INVESTMENT.

Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. Exploration for minerals is a speculative venture necessarily involving substantial risk. The expenditures to be made by us on our exploration program may not result in the discovery of commercially exploitable reserves of valuable minerals. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. The probability of a mineral claim ever having commercially exploitable reserves is extremely remote, and in all probability our mineral claims do not contain any reserves. Any funds spent on the exploration of these claims will probably be lost. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. We may also become subject to significant liability for pollution, cave-ins or hazards, which we cannot insure or which we may elect not to insure. In such a case, we would be unable to complete our business plan and our shareholders may lose their entire investment.

(3)     IF  WE  DO  NOT  OBTAIN  ADDITIONAL  FINANCING,  OUR  BUSINESS MAY FAIL.

We do not have sufficient capital to commence exploration of our mineral claims. As of May 31, 2010, we had cash on hand of $19. Our business plan calls for significant expenses in connection with the exploration of our mineral property. We expect that Phase I of the proposed exploration program on our claims is estimated to cost $26,680. We will require additional financing in order to complete Phase II, which is estimated to cost $195,500. Furthermore, if our exploration program is successful in discovering commercially exploitable reserves of valuable minerals, we will require additional funds in order to place our mineral claim into commercial production. While we do not presently have sufficient information about the claims to estimate the amount required to place the mineral claims into commercial production, there is a risk that we may not be able to obtain whatever financing is required. Obtaining additional financing will depend on a number of factors, including market prices for minerals, investor acceptance of our properties, and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing impracticable. If we are unsuccessful in obtaining additional financing when we need it, our business may fail before we ever become profitable and our shareholders may lose their entire investment.

(4) SINCE MARKET FACTORS IN THE MINING BUSINESS ARE OUT OF OUR CONTROL, WE MAY NOT BE ABLE TO PROFITABLY SELL ANY MINERALS THAT WE FIND.

If we are successful in locating commercially exploitable reserves of valuable minerals, we can provide no assurance that we will be able to sell it. Numerous factors beyond our control may affect the marketability of any minerals discovered. These factors include fluctuations in the market price of such minerals due to changes in supply or demand, the proximity and capacity of processing facilities for the discovered minerals, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The precise effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital so that our investors may lose their entire investment.

(5) IF WE CANNOT COMPETE SUCCESSFULLY WITH OTHER EXPLORATION COMPANIES, OUR EXPLORATION PROGRAM MAY SUFFER AND OUR SHAREHOLDERS MAY LOSE THEIR INVESTMENT.

We are an exploration stage company engaged in the business of exploring for commercially producible quantities of minerals. We compete with other mineral resource exploration stage companies for financing from a limited number of investors that are prepared to make investments in mineral resource exploration stage companies. The presence of competing mineral resource exploration stage companies may impede our ability to raise additional capital in order to fund our property acquisitions and exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the mineral properties under investigation and the price of the investment offered to investors.

Many of the resource exploration stage companies with whom we compete have greater financial and technical resources than we do. Accordingly, these competitors may be able to spend greater amounts on acquisitions of properties of merit and on exploration of their properties. In addition, they may be able to afford greater geological expertise in the targeting and exploration of resource properties. As a result, our competitors will likely have resource properties of greater quality and interest to prospective investors who may finance additional exploration and to senior exploration stage companies that may purchase resource properties or enter into joint venture agreements with junior exploration stage companies. This competition could adversely impact our ability to finance the exploration of our mineral property.

(6) COMPLIANCE WITH GOVERNMENT REGULATIONS IN THE COURSE OF EXPLORING OUR MINERAL PROPERTY MAY INCREASE THE ANTICIPATED TIME AND COST OF OUR EXPLORATION PROGRAM SO THAT WE ARE UNABLE TO COMPLETE THE PROGRAM OR ACHIEVE PROFITABILITY.

Exploration and exploitation activities are subject to federal, provincial and local laws, regulations and policies, including laws regulating the removal of natural resources from the ground and the discharge of materials into the environment. Exploration and exploitation activities are also subject to federal, provincial, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment.

We will be subject to the Mining Act of Newfoundland as we carry out our exploration program. We may be required to obtain work permits, post bonds, and perform remediation work for any physical disturbance to the land in order to comply with these regulations. While our planned exploration program provides for regulatory compliance, there is a risk that new regulations could increase our time and costs of doing business and prevent us from carrying out our exploration program. If we are unable to complete our exploration program or achieve profitability, our investors may lose their entire investment.

(7) SINCE OUR SOLE OFFICER HAS OTHER BUSINESS INTERESTS, HE WILL ONLY BE DEVOTING SIX HOURS PER WEEK TO OUR OPERATIONS, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF EXPLORATION.

Our sole officer has other outside business activities and will only be devoting six hours per week, to our operations. As a result, our operations may be sporadic and occur at times that are convenient to him. Consequently, our business activities may be periodically interrupted or suspended.

(8) SINCE SUBSTANTIALLY ALL OF OUR ASSETS AND OUR SOLE DIRECTOR AND OFFICER IS LOCATED OUTSIDE THE UNITED STATES, IT MAY BE DIFFICULT FOR INVESTORS TO ENFORCE WITHIN THE UNITED STATES ANY JUDGMENTS OBTAINED AGAINST US OR ANY OF OUR DIRECTORS OR OFFICERS.

Substantially all of our assets are located outside the United States and we do not currently maintain a permanent place of business within the United States. We were incorporated in the State of Nevada and have an agent for service in Carson City, Nevada. Our agent for service will accept on our behalf the service of any legal process and any demand or notice authorized by law to be served upon a corporation. Our agent for service will not, however, accept service on behalf of our sole officer and director. Our sole officer and director is a resident of Canada and does not have an agent for service in the United States. Therefore, it may be difficult for investors to enforce within the United States any judgments obtained against us or sole officer and director, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

(9) SINCE OUR SOLE EXECUTIVE OFFICER HAS NO EXPERIENCE IN MINERAL EXPLORATION AND DOES NOT HAVE FORMAL TRAINING SPECIFIC TO MINERAL EXPLORATION, THERE IS A HIGHER RISK THAT OUR BUSINESS WILL FAIL.

Our sole executive officer has no experience in mineral exploration and does not have formal training in geology or in the technical aspects of management of a mineral exploration company. This inexperience presents a higher risk that we will be unable to complete our business plan for the exploration of our mineral claims. In addition, we will have to rely on the technical services of others with expertise in geological exploration in order for us to carry our planned exploration program. If we are unable to contract for the services of such individuals, it will make it difficult and may be impossible to pursue our business plan. There is thus a higher risk that our operations, earnings and ultimate financial success could suffer irreparable harm and that our investors will lose all of their investment.

(10) IF WE ARE UNABLE TO HIRE AND RETAIN KEY PERSONNEL, WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN AND OUR BUSINESS WILL FAIL.

We will compete with other mining companies in the recruitment and retention of qualified managerial and technical employees. Our success will be largely dependent upon our ability to hire highly qualified personnel. This is particularly true in highly technical businesses such as mineral exploration. These individuals may be in high demand and we may not be able to attract the staff we need. In addition, we may not be able to afford the high salaries and fees demanded by qualified personnel, or may lose such employees after they are hired. Currently, we have not hired any key personnel and we do not intend to do so for the next 12 months and until we have proved mineral reserves. If we are unable to hire key personnel when needed, our exploration program may be slowed down or suspended.

(11) IF WE ARE UNABLE TO HIRE AND RETAIN KEY PERSONNEL, WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN AND OUR BUSINESS MAY FAIL.

Our future success depends, to a significant extent, on our ability to attract, train and retain capable technical, sales and managerial personnel. Recruiting and retaining capable personnel, particularly those with expertise with mineral exploration, is vital to our success. There is substantial competition for qualified technical and managerial personnel, and there can be no assurance that we will be able to attract or retain the necessary persons. If we are unable to attract and retain qualified employees, our business may fail and our investors could lose their investment.

(12) CERTAIN PROVISIONS OF OUR CHARTER AND BY-LAWS MAY DISCOURAGE MERGERS AND OTHER TRANSACTIONS.

Certain provisions of our certificate of incorporation and by-laws may make it more difficult for someone to acquire control of us. These provisions may make it more difficult for stockholders to take certain corporate actions and could delay or prevent someone from acquiring our business. These provisions could limit the price that certain investors might be willing to pay for shares of our common stock. These provisions, and others, may be beneficial to our management and the board of directors in a hostile tender offer, and may have an adverse impact on stockholders who may want to participate in such tender offer, or who may want to replace some or all of the members of the board of directors.

(13) WE MAY, IN THE FUTURE, ISSUE ADDITIONAL COMMON SHARES, WHICH WOULD REDUCE THE PERCENT OF OWNERSHIP OF OUR STOCKHOLDERS AND MAY DILUTE OUR SHARE VALUE.

Our Articles of Incorporation authorize the issuance of 900,000,000 shares of common stock, par value $0.0001. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

(14) WE MAY ISSUE SHARES OF PREFERRED STOCK WITH GREATER RIGHTS THAN OUR COMMON STOCK, WHICH MAY ENTRENCH MANAGEMENT AND RESULT IN DILUTION OF OUR SHAREHOLDERS' INVESTMENT.

Our Articles of Incorporation authorize the issuance of up to 100,000,000 shares of preferred stock, par value $0.0001 per share. The authorized but unissued preferred stock may be issued by our board of directors from time to time on any number of occasions, without stockholder approval, as one or more separate series of shares comprised of any number of the authorized but unissued shares of preferred stock, designated by resolution of our board of directors stating the name and number of shares of each series and setting forth separately for such series the relative rights, privileges and preferences thereof, including, if any: (i) the rate of dividends payable thereon; (ii) the price, terms and conditions of redemption; (iii) voluntary and involuntary liquidation preferences; (iv) provisions of a sinking fund for redemption or repurchase; (v) terms of conversion to common stock, including conversion price, and (vi) voting rights. Such preferred stock may enable our board of directors to hinder or discourage any attempt to gain control of us by a merger, tender offer at a control premium price, proxy contest or otherwise. Consequently, the preferred stock could entrench our management. The market price of our common stock could be depressed to some extent by the existence of the preferred stock. As of the date of this prospectus, no shares of preferred stock have been issued.

(15) SINCE OUR BOARD OF DIRECTORS DOES NOT INTEND TO PAY DIVIDENDS ON OUR COMMON STOCK IN THE FORESEEABLE FUTURE, IT IS LIKELY THAT INVESTORS WILL ONLY BE ABLE TO REALIZE A RETURN ON THEIR INVESTMENT BY RESELLING SHARES PURCHASED THROUGH THIS OFFERING.

We have not paid any cash dividends on our common stock since our inception and we do not anticipate paying cash dividends in the foreseeable future. We intend to retain our earnings, if any, to provide funds for reinvestment in our acquisition and exploration activities. Therefore, we do not anticipate declaring or paying dividends in the foreseeable future. Furthermore, payment of dividends, if any, in the future is within the discretion of the board of directors and will depend on our earnings, if any, our capital requirements and financial condition and other relevant factors.

(16) INVESTORS MAY NOT BE ABLE TO RESELL ANY SHARES THEY PURCHASE THROUGH THIS OFFERING BECAUSE WE DO NOT INTEND TO REGISTER OUR SHARES FOR SALE IN ANY STATE AND THERE IS NO ESTABLISHED PUBLIC TRADING MARKET FOR OUR COMMON STOCK.

It may be difficult or impossible for investors to sell our common stock or for them to sell our common stock for more than the offering price even if our operating results are positive. We do not intend to register our common stock with any State. Therefore, investors will not be able to resell their shares in any State unless the resale is exempt under the Blue Sky laws of the State in which the shares are to be sold. While our common stock is presently quoted on the Pink Sheets, there is no established trading market for it. Most of our common stock will be held by a small number of investors that will further reduce the liquidity of our common stock. Furthermore, the offering price of our common stock was arbitrarily determined by us, without considering assets, earnings, book value, net worth or other economic or recognized criteria or future value of our common stock. Market fluctuations and volatility, as well as general economic, market and political conditions, could reduce our market price.

(17) THE LEVEL OF TRADING ACTIVITY IN OUR STOCK MAY BE REDUCED BECAUSE WE ARE SUBJECT TO THE "PENNY STOCK" RULES.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on NASDAQ). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

(18) SINCE THERE IS NO ESCROW, TRUST OR SIMILAR ACCOUNT, OUR SUBSCRIBERS' INVESTMENT COULD BE SEIZED BY CREDITORS OR BY A TRUSTEE IN BANKRUPTCY, RESULTING IN THE LOSS OF THE INVESTMENT.

Proceeds from this offering will not be deposited into an escrow, trust or similar account, but will instead be deposited in a separate bank account under our name. Only our officers and directors will have access to the account. Investors will not have the right to withdraw their funds during the offering.
Investors will only receive their funds back if we do not raise the minimum amount of the offering within 90 days. As a result, if we are sued for any reason and a judgment is rendered against us, all proceeds from this offering could be seized. If we file a voluntary bankruptcy petition or our creditors file an involuntary bankruptcy petition, our assets will be seized by the bankruptcy trustee, including the proceeds from this offering, and used to pay our creditors. If that happens, our investors will lose their investment, even if we fail to raise the minimum amount in this offering.

                           FORWARD-LOOKING STATEMENTS

Information in this prospectus contains "forward looking statements" which can be identified by the use of forward-looking words such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", or "should" or other variations or similar words. No assurance can be given that the future results anticipated by the forward-looking statements will be achieved. These statements constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Such statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section titled "Risk Factors". Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

The forward-looking statements are based upon management's current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. We do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, changes in assumptions, or otherwise.

                                USE OF PROCEEDS


Our offering is being made on a $60,000 minimum and $100,000 maximum, best efforts, self-underwritten basis. The table below sets forth the use of proceeds if 60% (minimum) and 100% (maximum) of the offering is sold.

-------------------------------------------------------------
                        IF  MINIMUM  SOLD   IF  MAXIMUM  SOLD
                        $     60,000    %   $    100,000    %
-------------------------------------------------------------

Offering expenses              5,000   10          5,000    5

Total Proceeds          $     55,000   90   $     95,000   95

Debt Repayment(1)             55,000   90         55,000   55
Prospecting                        -              22,500   23
Consulting Geologist               -               4,400    4
Accounting Fees                    -               5,000    5
Legal fees                         -               5,000    5
Working Capital(2)                 -               3,100    3
-------------------------------------------------------------

Total Use of Proceeds   $     60,000  100   $    100,000  100
=============================================================
(1) "Debt Repayment" refers to the repayment of trade debt and a loan of $50,000 from a non-affiliated person, plus projected interest at the rate of 20% per annum.
(2) "Working Capital" includes office expenses and contingencies, such as unanticipated exploration costs and professional fees.

No  proceeds  from  this  offering  will  be  paid to our officers or directors.

                        DETERMINATION OF OFFERING PRICE

There is no established public market for the shares of common stock being registered. As a result, the offering price and other terms and conditions relative to the shares of common stock offered hereby have been arbitrarily determined by us and do not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent, third party has been consulted concerning the offering price for the shares or the fairness of the price used for the shares.

                                    DILUTION

The investment by any purchaser of the offered shares of common stock will be diluted immediately to the extent of the difference between the public offering price per share and the net tangible book value per share of common stock immediately after this offering. The Net tangible book value as of May 31, 2010, as adjusted for the 1-for-5 reverse stock split of September 17, 2010 and the private placement of 10,000,000 common shares on September 22, 2010 was $(3,324) or approximately ($0.00) per common share. Net tangible book value per share is determined by dividing tangible shareholders' equity, which is total tangible assets less total liabilities, by the aggregate number of shares of common stock outstanding. Tangible assets represent total assets excluding goodwill and other intangible assets. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the net tangible book value per share of our common stock immediately after the closing of this offering.

All of our current shareholders will realize an immediate increase of $0.00 per share in the net tangible book value of their shares held prior to the offering if the minimum is sold, and an increase of $0.00 per share if the maximum is sold. Purchasers of the offered shares will realize an immediate dilution of $0.00 per share in the net tangible book value of their shares if the minimum is sold, and an immediate dilution of $0.00 per share if the maximum is sold.

The following table illustrates the increase to existing shareholders and the dilution to purchasers of the offered shares in their net tangible book value per share, before deducting estimated offering expenses, adjusted for the 1-for-5 reverse stock split of September 17, 2010 and the private placement of 10,000,000 common shares on September 22, 2010:

--------------------------------------------------------------------------------
                                                           MINIMUM      MAXIMUM
--------------------------------------------------------------------------------

Number of shares sold                                   12,000,000   20,000,000
Gross proceeds                                          $   60,000   $  100,000

Offering price per share                                $    0.005   $    0.005
  Net tangible book value per share
  at May 31, 2010                                       $    (0.00)  $    (0.00)
  Increase in net tangible book value
  per share attributable to the sale of                 $     0.00   $     0.00
  12,000,000 (minimum) and 20,000,000 (maximum) shares
Net tangible book value per share at May 31, 2010,
as adjusted for the sale of shares                      $     0.00   $     0.00
Dilution per share to new investors in this offering    $     0.00   $     0.00
================================================================================

We may seek additional equity financing in the future, which may cause additional dilution to investors in this offering, and a reduction in their equity interest. The holders of the shares purchased in this offering will have no pre-emptive rights to purchase any shares we issue in the future in connection with any additional equity financing.

The table below sets forth as of May 31, 2010, on an adjusted basis (adjusted for the 1-for-5 reverse stock split of September 17, 2010 and the private placement of 10,000,000 common shares on September 22, 2010), the difference between the number of shares purchased and total consideration paid for those shares by existing shareholders, compared to shares purchased by new investors in this offering without taking into account any offering expenses. If the minimum number of shares is sold in this offering, purchasers will contribute
32% of our share capital and will collectively own 49% of our issued and outstanding shares. If the maximum number of shares is sold in this offering, purchasers will contribute 44% of our share capital and will collectively own 62% of our issued and outstanding shares.

------------------------------------------------------------------------------------------------------------------
                         TOTAL NUMBER OF SHARES PURCHASED       TOTAL CONSIDERATION AND AVERAGE PER SHARE PRICE
                           MINIMUM             MAXIMUM               MINIMUM                      MAXIMUM
                              PERCENT              PERCENT   AMOUNT  PERCENT  AVERAGE     AMOUNT  PERCENT  AVERAGE
                      NUMBER      (%)      NUMBER      (%)      ($)      (%)      ($)        ($)      (%)      ($)
------------------------------------------------------------------------------------------------------------------

Existing
shareholders      12,487,000       51  12,487,000       38  129,880       68    0.01     129,880       56    0.01

New shareholders  12,000,000       49  20,000,000       62   60,000       32    0.005    100,000       44    0.005
------------------------------------------------------------------------------------------------------------------

Total             24,487,000      100  32,487,000      100  189,880      100    0.01     229,880      100    0.01
==================================================================================================================

We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the Pink Sheets under the symbol "CASL". Trading of our stock is sporadic and does not constitute an established public market for our shares.

HOLDERS

On September 27, 2010, the stockholders' list of our shares of common stock showed 41 registered holders of our shares of common stock and 12,487,000 shares of common stock outstanding. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of shares of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies.

DIVIDEND  POLICY

We have not declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

CONVERTIBLE  SECURITIES

We have not issued and do not have outstanding any other securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                            DESCRIPTION OF BUSINESS

GENERAL

We were incorporated in the State of Nevada on June 27, 2005. Our office is located at 427 Princess Street, Suite 406, Kingston, ON K7L 5S9. We have no subsidiaries. Our telephone number is 613.617.5107. Our facsimile number is
613.383.0247. We have not been involved in any mergers or acquisitions since our inception, and there are no pending or anticipated mergers, acquisitions, spin-offs or recapitalizations.

We are an exploration stage company in that we are engaged in the search for mineral deposits that are not in either the development or production stage, with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility. Since we are an exploration stage company, there is no assurance that commercially exploitable reserves of valuable minerals exist on our property. We need to do further exploration before a final evaluation of the economic and legal feasibility of our future exploration is determined.

We have not commenced business operations. To date, our activities have been limited to organizational matters, acquiring our mineral claims, researching our claims and the preparation of our securities filings, including the registration statement of which this prospectus forms a part. Our assets are limited to our mineral claims, the acquisition of which have been recorded as an expense in our financial statements in accordance with our accounting policy.

By a Transfer of Mineral Disposition dated November 7, 2005, from a non-affiliated third party, we acquired a 100% interest in the White Bear Arm
Property: two non-contiguous mineral exploration licenses (license numbers 011117M and 011300M) comprising 17 claims located along south-eastern coastal Labrador, approximately 13 kilometers northeast of the community of Charlottetown in Labrador, Canada, having a total area of 425 hectares (1,054.8 acres). One of the licenses (license number 011300M), comprising eight claims, was inadvertently allowed to expire and was cancelled on January 24, 2007. We reacquired a 100% interest in the same eight claims under a new mineral license (license number 013632M) by a Transfer of Mineral Disposition dated July 16, 2007, from a non-affiliated third party. In 2009, due to a lack of capital we allowed our mineral claims to expire and they were subsequently cancelled. On September 20, 2010, we reacquired a 100% interest in the same 17 mineral claims under new mineral licenses (license nos. 017985M and 017987M) by a Transfer of Mineral Disposition dated September 20, 2010, from our controlling shareholder. The mineral licenses underlying the White Bear Arm Property are registered with the Government of Newfoundland and Labrador and are presently in good standing.

Mineral property exploration is typically conducted in phases. Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration. We have not yet commenced the initial phase of exploration on the White Bear Arm Property. Upon completion of each phase of exploration, we will make a decision as to whether or not we will proceed with each successive phase based upon the analysis of the results of that program. Our Board of Directors will make this decision based upon the recommendations of an independent geologist who will oversee the program and record the results.

We presently have no known reserves of any type of mineral. We plan to conduct appropriate exploration work on the White Bear Arm Property in order to ascertain whether it possesses commercially exploitable reserves of valuable minerals. There can be no assurance that commercially exploitable reserves of valuable minerals exist on the White Bear Arm Property or that we will discover them, if they exist. If we are unable to find reserves of valuable minerals or we cannot remove the minerals because we either do not have the capital to do so, or because it is not economically feasible to do so, then we may cease operations and our shareholders may lose their investment.

Even if Phase I of our exploration program identifies high priority geological targets suitable for a Phase II diamond drilling program, we will need to raise additional funding to finance the Phase II drilling program and any additional drilling and engineering studies that are required before we will know if we have commercially exploitable reserves of valuable minerals. We anticipate that any additional funding that we require will be in the form of equity financing from the sale of our common stock. There is no assurance, however, that we will be able to raise sufficient funding from the sale of our common stock. The risky nature of this enterprise and lack of tangible assets places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as an economically viable mine can be demonstrated. We do not have any arrangements in place for any future equity financing. If we are unable to secure additional funding, we may cease or suspend operations. We have no plans, arrangements or contingencies in place in the event that we cease operations.

MINERAL  CLAIMS

The White Bear Arm Property consists of two non-contiguous mineral exploration licenses comprising a total of 17 claims having a total area of 425 hectares (mineral rights licence numbers 017985M and 017987M), wholly owned by us. We hold all of our mineral titles free and clear of any encumbrances or liens.

The following table sets out all the mineral exploration licenses that currently compose the White Bear Arm Property.

---------------------------------------------------------------------------------------------------
MINERAL                                                                 NATIONAL
EXPLORATION                                 NUMBER                   TOPOGRAPHIC
LICENSE                                         OF            AREA    SERIES MAP
NUMBER       LICENSEE HOLDER                CLAIMS      (HECTARES)         SHEET       STAKING DATE
---------------------------------------------------------------------------------------------------
017985M      Castmor Resources Ltd. (100%)       9             225        13A/16  September 3, 2010
017987M      Castmor Resources Ltd. (100%)       8             200  13A/16, 3D13  September 3, 2010
---------------------------------------------------------------------------------------------------
             TOTALS                             17             425
                                                    (1,054.8 acres)
===================================================================================================

Our mineral exploration licenses entitle us to explore the claims composing the White Bear Arm Property subject to the laws and regulations of the Province of Newfoundland and Labrador. Title to mineral claims are issued and administered by the Mineral Lands Division of the Ministry of Natural Resources, and title must comply with all provisions under the Mineral Act of Newfoundland and Labrador.

Under Newfoundland law, our mineral licenses may be held for one year after the date of Issuance Date, and thereafter from year to year if, on or before the anniversary date, we perform assessment work on the underlying claims having a minimum value of not less than C$200 per claim in the first year, C$250 per claim in the second year, and C$300 per claim in the third year. If we are unable to complete the assessment work required to be done in any twelve month period, we can maintain our claims in good standing by posting a cash security deposit for the amount of the deficiency. When the deficient work is completed and accepted the security deposit will be refunded. Otherwise, the security deposit will be forfeited. If we do not comply with these maintenance requirements, then we will forfeit our claims at the end of the anniversary date for each respective claim. All of our claims are presently in good standing.

GLOSSARY  OF  TECHNICAL  TERMS

The following are the definitions of certain technical and geological terms used in this registration statement:

AMPHIBOLE: Family of silicate minerals forming prism or needle-like crystals. Amphibole minerals generally contain iron, magnesium, calcium and aluminum in varying amounts, along with water.

AMPHIBOLITE: A dark-colored metamorphic rock of mafic composition consisting mainly of the minerals hornblende and plagioclase.

ANATECTIC:  Having  melted  from  pre-existent  rock.

ASSAY: A chemical analysis that determines the amount of easily extractable elements in a sample (of rock, soil, till, silt, etc.). The concentrations of precious metals such as gold and silver are typically reported as grams of metal per tonne of rocks; base metal assays (copper, lead, zinc, etc.) are given in weight percent. Assay sheets from laboratories typically give gold concentrations in parts per billion (ppb). 1000 ppb equals 1 part per million
(ppm), equals 1 gram/tonne (there are about 34 grams in an ounce). Base metal assays are typically measured in ppm (10,000 ppm equals one percent).

BIOTITE: common rock-forming mineral of the mica family. Biotite is a black or dark brown silicate rich in iron, magnesium, potassium, aluminum, and, of course, silica. Like other micas, it forms flat book-like crystals that peel apart into individual sheets on cleavage planes.

BOREAL:  Referring  to  the  northern  forests.

CO:  The  chemical  symbol  for  Cobalt.

CONTACT: The surface of delimitation between a vein and its wall, or country rock.

CU:  The  chemical  symbol  for  Copper.

DERIVATIVE: A rock composed of materials derived from the weathering of older rocks, a sedimentary rock, or a rock formed of material that has not been in a state of fusion immediately before its accumulation.

DYKES: Tabular igneous intrusions that cut across the bedding or foliation of the country rock.

ECOCLIMATE: Climate operating as an ecological factor. The sum of the meteorological factors within a habitat.

ESKERS: A long, narrow ridge of coarse gravel deposited by a stream flowing in or under a decaying glacial ice sheet.

FACIES: The overall characteristics of a rock unit that reflect its origin and differentiate the unit from others around it. Mineralogy and sedimentary source, fossil content, sedimentary structures and texture distinguish one facies from another.

FELSIC:  Igneous  rock  composed  principally  of  feldspars  and  quartz.

FERROMAGNESION:  Containing  iron  and  magnesium.

FLUVIOGLACIAL: Pertaining to the meltwater streams flowing from wasting glacier ice and esp. To the deposits and landforms produced by such streams, as kame terraces and outwash plains; relating to the combined action of glaciers and streams.

FOLIATED: Of a planar structure or any planar set of minerals in metamorphic rocks that formed from direct pressure during deformation.

GABBRO: Coarse grained mafic intrusive rock composed mainly of plagioclase and pyroxene.

GABBROIC:  Having  the  quality  of  gabbro

GABBRONORITE: Gabbro containing orthopyroxene and labradorite, a plagioclasic feldspar.

GARNET: Any of a group of hard silicate minerals having the general formula asb2(sio4)3, occurring chiefly as well-formed crystals in metamorphic rocks.

GARNETIFEROUS:  Containing  garnets.

GEOPHYSICS: The study of the physical properties of the earth and the composition and movement of its component rock. Geophysics is used extensively in mineral exploration to detect mineralized rocks characterized by any one or more of their physical properties.

GNEISS: A layered or banded crystalline metamorphic rock, the grains of which are aligned or elongated into a roughly parallel arrangement.

GOSSAN: A rusty rock in which iron-bearing sulphide minerals have been oxidized by air and water. Gossans may overlie a significant sulphide body.

GRANITE:  Medium  to  coarse-grained  felsic  intrusive  rock.

GRANITE: An igneous (formed from molten material) rock that solidified within the Earth's crust and is principally composed of quartz, feldspar, and biotite.

GRANITIC:  See  Granitoid.

GRANITOID:  Pertaining  to  or  composed  of  granite.

GRANULITE: A relatively coarse, granular rock formed at high pressures and temperatures, which may exhibit a crude gneissic structure due to the parallelism of flat lenses of quartz or feldspar.

GRAPHITE:  Native  carbon  mineral  often  with  high  conductance  properties.

IGNEOUS:  Rock  or  material,  which  solidified  from  molten  material.

INTRUSION:  A  mass  of  rock  that has been forced into or between other rocks.

INTRUSIVE: A body of igneous rock formed by the consolidation of magma intruded into other rocks, in contrast to lavas, which are extruded upon the surface.

LITHOLOGY: The character of a rock described in terms of its structure, color, mineral composition, grain size, and arrangement of its component parts; all those visible features that in the aggregate impart individuality to the rock.

MAFIC: Pertaining to or composed of the ferromagnesian rock-forming silicates, said of some igneous rocks and their constituent minerals.

MAGMA: Molten rock, formed within the inner parts of the Earth, which crystallizes to form an igneous rock.

MAGMATIC SULPHIDE DEPOSIT: A deposit - usually of nickel, copper, cobalt or platinum group elements - that is found in mafic or ultramafic igneous rocks.

MAGNETITE: Magnetic iron ore, being a black iron oxide containing 72.4% iron when pure.

MASL:  Metres  above  sea  level.

MASS: A large irregular deposit of ore, which cannot be recognized as a vein or bed.

METAMORPHIC: A rock that has been altered by physical and chemical processes including heat, pressure, and fluids.

METASEDIMENTARY: Having the quality of a sediment or sedimentary rock that shows evidence of having been subjected to metamorphism.

MIGMATITIC: Having the quality of a composite rock composed of igneous or igneous-appearing and metamorphic materials that are generally distinguishable megascopically.

MONZONITE: A granular plutonic rock containing approximately equal amounts of orthoclase and plagioclase, and thus intermediate between syenite and diorite.

MORAINAL: Have the quality of a mass of rocks, gravel, sand, clay, etc., carried and deposited directly by a glacier.

NI:  The  chemical  symbol  for  Nickel.

OLIVINE: A naturally occurring mineral (magnesium-iron silicate) that is usually olive green.

PARAGNEISS:  A  gneiss  formed  by  the  metamorphism  of  a  sedimentary  rock.

PELITIC: A fine-grained sedimentary rock composed of more or less hydrated aluminum silicates with which are mingled small particles of various other minerals.

PLAGIOCLASE: Any of a series of triclinic minerals of the feldspar family, ranging in composition from albite to anorthite and found in many rocks.

PSAMMITIC:  Of  or  having  the  quality  of  fine-grained,  clayey  sandstone.

PYRITE:  Iron  sulphide.

QUARTZOFELDSPATHIC: Composition of a rock particularly rich in silica and feldspar.

SULPHIDE: Minerals in which the metallic elements are chemically bound to sulphur.

TERRACE: A raised portion of an ancient riverbed or a bank on which alluvial deposits may be found.

TROCTOLITE: Igneous rock, found in the lunar highlands, composed of plagioclase and olivine.

ULTRAMAFIC:  An  igneous  rock  composed  chiefly  of  mafic  minerals.

HISTORY  OF  THE  CLAIMS

Previous exploration work in the area of the White Bear Arm Property extends back to the 1950s, when various reconnaissance missions were performed throughout the Province of Newfoundland and Labrador. Documented field work is found back to the mid 1990s, when the massive Voisey's Bay nickel-copper deposits were discovered, spurring an exploration rush throughout much of Labrador.

In the immediate area of the White Bear Arm Property, detailed mineral exploration work was completed by Noranda Mining and Exploration Inc. in 1995 and 1996. Geological mapping, prospecting, geochemical sampling, airborne electromagnetics, and ground geophysics are some of the many surveys completed over the property. Noranda explored the area for its magmatic Ni-Cu sulphide potential.

Geological mapping and compilation has been completed by the Newfoundland and Labrador Department of Mines and Energy. In the most recent mapping, the White Bear Arm Complex ("WBAC") is described as being composed of gabbronorite, olivine gabbronorite and troctolite, together with lesser monzonite and metamorphic derivatives that in the south are strongly deformed and metamorphosed to amphibolite intercalated with metasedimentary gneiss of the Paradise River Metasedimentary Gneiss Belt (PRMBGB). Pronounced Ni, Co and Cu lake bottom anomalies were also noted in the eastern end of the WBAC An assay of 0.15% Cu and 0.13% Ni was historically returned from a gossan at Mountain Brook in the WBAC.

LOCATION  AND  ACCESS

The White Bear Arm Property is located approximately 13 kilometers northeast of the community of Charlottetown, Labrador, Canada. The mineral licenses composing the White Bear Arm Property straddle the boundary between National Topographic Series map sheets 13A/16 and 3D/13. The property is approximately five kilometers from tidewater.

Charlottetown, located 290 kilometers east-southeast of the town of Goose Bay, has a gravel air strip for scheduled air traffic, and is serviced by chartered float plane and scheduled coastal boat traffic during ice free months (June to October). The town has a motel, and some supplies and services can be procured there.

The White Bear Arm Property is accessible by helicopter for the purpose of an initial assessment.

TOPOGRAPHIC  AND  PHYSICAL  ENVIRONMENT

The area is moderately to heavily wooded, with some open barren areas on ridges and hilltops, and underlain by a thick layer of muskeg and caribou moss. The topography of the area is locally rugged, with elevations ranging from up to 230 masl, locally. The area is heavily wooded.

The White Bear Arm Property is located within the Paradise River Ecoregion, classified as having a maritime mid-boreal ecoclimate, with its forests dominated by closed stands of balsam fir and black spruce. The region is dominated by northwest trending lakes and bays that mimic the structural grain of the bedrock. Relief is locally rugged, with elevations reaching 300 meters above sea level. The area is heavily wooded, with some open barren areas on ridges and hilltops.

Composed of granites, gneisses, and gabbroic intrusive rocks, the area is generally rough and undulating with deeply dissected coastal margins. Its surface rises rapidly from the sea coast to elevations of about 300 masl, and is covered with sandy morainal deposits of variable thickness. Fluvioglacial deposits are sporadically distributed in the form of eskers and river terraces.

The general area is marked by cool, rainy summers and cold winters. The mean annual temperature is approximately 1 Celsius. The mean summer temperature is
11.5 Celsius and the mean winter temperature is -9 Celsius. The mean annual precipitation ranges 800-1100 millimeters.

REGIONAL  GEOLOGY

The White Bear Arm Property lies within the eastern portion of the Grenville lithotectonic province of Labrador, within rocks of the PRMGB. The belt consists of sulphide-bearing pelitic, migmatitic metasedeimentary gneiss and minor psammitic gneiss at amphibolite to granulite facies, which are intercalated with granitoid and mafic-ultramafic intrusives. The latter are generally interpreted by field regional geophysics to be part of the WBAC, which has locally intruded and assimilated the PRMGB, and is interpreted to underlie it. The juxtaposition of a possible nickel source (WRAC) with sulphidic host material (PRMGB), and the presence of significant Ni-Cu-Co lake bottom anomalies provide an ideal exploration environment for Ni-Cu magmatic sulphide deposits.

LOCAL  GEOLOGY

Detailed geology in the vicinity of the White Bear Arm Property was extrapolated from work completed by Noranda Mining and Exploration Inc. Underlying the area, the principal lithology is a quartzofeldspathic, frequently garnetiferous (some samples contain up to 50% garnet), meta-sedimentary gneiss. The gneiss is foliated uniformly, trends towards the northwest, and is steeply dipping. The outcrop consists of banded pink and black, fine-grained garnet-biotite gneiss.

Locally, the spectacular flake graphite is developed, and can attain 5% of the rock over narrow widths. Additionally, disseminated pyrite, commonly 2-3% (occasionally up to 20%) as patches, occurs as rusty staining within the gneiss. Traces of chalcopynte was locally noted to occur in the area.

Where exposure is adequate, amphibolite is seen to occur parallel to the foliation, as narrow (amphibole and garnet mineralogy) dykes, comprising dominantly amphibole, garnet and magnetite.

Granite in the area occurs both as granitic gneiss with banding and anatectic (diffuse veining) textures, as well as totally undeformed dykes and masses with sharp contacts. These late granites are found to cross-cut both the paragneisses and amphibolites.

PROPOSED  EXPLORATION  PROGRAM

Our management believes that the White Bear Arm Property warrants further exploration because the regional and local geology indicate a prospective environment for hosting Ni-Cu sulphide deposits or industrial minerals such as garnet. In particular, the area contains sulphide-bearing rock, through which mafic, Ni-bearing magma intrudes. Garnetiferous gneiss has also been mapped on the property. We intend to implement a two-phase exploration program to further evaluate the property.

An estimated budget for our exploration program is set out in the following table:

--------------------------------------------------------------------------
PHASE I
--------------------------------------------------------------------------

Geologist, sampling and mapping supervision                       $  2,700
Geological assistant                                              $  1,500
Rock, stream sediment and till sampling                           $  2,500
Room and board lodging in Charlottetown                           $  1,000
Transportation from Goose Bay to project area                     $ 13,500
Permits, fees, filings, insurance and other administrative items  $  1,000
Reports and maps                                                  $  1,000
Overhead                                                          $  3,480
--------------------------------------------------------------------------

TOTAL PHASE I COSTS:                                              $ 26,680
--------------------------------------------------------------------------

PHASE II
--------------------------------------------------------------------------

Diamond Drilling and Core Sampling                                $170,000
Overhead                                                          $ 25,500
--------------------------------------------------------------------------

TOTAL PHASE II COSTS:                                             $195,500
--------------------------------------------------------------------------

TOTAL PROGRAM COSTS:                                              $222,180
==========================================================================

Actual  project  costs  may  exceed  our  estimates.

We have sufficient capital to complete Phase I of our exploration program, but we have insufficient funds to begin Phase II. If Phase I of our exploration program identifies high priority targets for further exploration in Phase II, then we will be required to raise additional financing to fund Phase II. Subject to financing, we expect to complete Phase II within 12 months of obtaining our Phase I results.

We anticipate that any additional funding that we require will be in the form of equity financing from the sale of our common stock. There is no assurance, however, that we will be able to raise sufficient funding from the sale of our common stock. The risky nature of this enterprise and lack of tangible assets places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as an economically viable mine can be demonstrated. We do not have any arrangements in place for any future equity financing. If we are unable to secure additional funding, we will cease or suspend operations. We have no plans, arrangements or contingencies in place in the event that we cease operations.

MANAGEMENT  EXPERIENCE

Our management has no professional training or technical credentials in the exploration, development, and operation of mines. Consequently, we may not be able to recognize or take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants. Moreover, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry. They may make mistakes in their decisions and choices that could cause our operations and ultimate financial success to suffer irreparable harm.

GEOLOGICAL  AND  TECHNICAL  CONSULTANTS

Since our officers and directors are inexperienced with exploration, we intend to retain qualified persons on a contract basis to perform the surveying, exploration, and excavating of the White Bear Arm Property as needed. We do not presently have any verbal or written agreement regarding the retention of any such person for the exploration program.

COMPETITIVE  FACTORS

The mining industry is highly fragmented and we will be competing with many other exploration companies looking for minerals. We are one of the smallest exploration companies and are an infinitely small participant in the mineral exploration business. While we will generally compete with other exploration companies, there is no competition for the exploration of minerals from our claims.

We are a junior mineral exploration company. We compete with other junior mineral exploration companies for financing from a limited number of investors that are prepared to make investments in junior mineral exploration companies. The presence of competing junior mineral exploration companies may impact on our ability to raise additional capital in order to fund our exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the mineral properties under investigation and the price of the investment offered to investors.

We will also be competing with other junior and senior mineral companies for available resources, including, but not limited to, professional geologists, camp staff, mineral exploration supplies and drill rigs.

LOCATION  CHALLENGES

We do not expect any major challenges in accessing the White Bear Arm Property during the initial exploration stages.

REGULATIONS

Our mineral exploration program is subject to the regulations of the Department of Natural Resources of Newfoundland & Labrador.

We will secure all necessary permits for exploration and, if development is warranted on the property, we will file final plans of operation before we start any mining operations. We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. Restoration of the disturbed land will be completed according to law. All holes, pits and shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

Exploration stage companies are not required to discuss environmental matters except as they relate to exploration activities. The only "cost and effect" of compliance with environmental regulations in Canada is returning the surface to its previous condition upon abandonment of the property.

EMPLOYEES

We currently have no employees other than our sole officer and director, who has not been paid for his services and will not receive compensation from the proceeds of this offering. We do not have any employment agreements with our sole officer and director. We do not presently have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our officers and directors.

We do not intend to hire additional employees at this time. All of the work on the property will be conducted by unaffiliated independent contractors that we will hire. The independent contractors will be responsible for surveying, geology, engineering, exploration, and excavation. The geologists will evaluate the information derived from the exploration and excavation and the engineers will advise us on the economic feasibility of removing the mineralized material.

                                    PROPERTY

We have a 100% interest in the White Bear Arm Property, comprising 17 mineral claims located along southeastern coastal Labrador, approximately 13 kilometers northeast of the community of Charlottetown in Labrador, Canada, having a total area of 425 hectares (1,054.8 acres). This interest only relates to the right to explore for and extract minerals from the claims. We do not own any real property interest in the claims. We do not own or lease any property other than the White Bear Arm Property.

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULT OF
                                   OPERATIONS

The following discussion and analysis of our plan of operation should be read in conjunction with the financial statements and the related notes. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Description of Business" and elsewhere in this prospectus.

OVERVIEW

Our business plan is to explore the White Bear Arm Property to determine whether it contains commercially exploitable reserves of valuable minerals. We intend to proceed with Phase I of our proposed exploration program. Phase I will consist of expanded geological mapping, and geochemical sampling that will cover previously established grid areas, as well as other prospective sites that may be developed to delineate either base metals or industrial minerals. Geochemical sampling will include rock, stream sediment and till sampling. Several airborne electromagnetic anomalies will be re-verified on the ground and mapped for size and extent. If Phase I develops any high priority targets for further exploration, then we will proceed with Phase II of the proposed exploration program, consisting of 800 to 1000 metres of diamond drilling, mobilized to the nearest road by truck, then helicopter-supported from that point. We anticipate that Phase I will cost approximately $26,680 while Phase II would cost approximately $195,500. To date, we have not commenced exploration on the White Bear Arm Property.

We expect that Phase I of our exploration program will be concluded by July 30, 2011. During Phase I we will retain a consulting geologist to review all past exploration data relating to the White Bear Arm Property and plot relevant information on a map. This is known as geological mapping. Based on this mapping, the geologist will choose property areas that are most likely to host economic mineralization. He will then conduct a sampling program focusing on these property areas by gathering rock and soil samples from the identified areas that appear to contain mineralization. The samples will be sent to a laboratory for mineral analysis. By August 31, 2011, we should receive the results of the sample analysis and be able to determine which property areas, if any, contain significant mineralization.

If the results of Phase I warrant further exploration, we plan to commence Phase II of the exploration program in September 2011. Phase II will take approximately three months to complete and will consist of using heavy equipment to drill up to five holes to a depth of 200 meters. Drilling locations will be determined by analyzing the results of the Phase I sampling program. Cylinders of rock will be removed from the drill holes and sent to a laboratory for mineral analysis. Results will indicate the presence of any minerals below the property surface.

We have sufficient capital to complete Phase I of our exploration program, but we have insufficient funds to begin Phase II. If Phase I of our exploration program identifies high priority targets for further exploration in Phase II, then we will be required to raise additional financing to fund Phase II. Subject to financing, we expect to complete Phase II within 12 months of obtaining our Phase I results.

We anticipate that any additional funding that we require will be in the form of equity financing from the sale of our common stock. There is no assurance, however, that we will be able to raise sufficient funding from the sale of our common stock. The risky nature of this enterprise and lack of tangible assets places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as an economically viable mine can be demonstrated. We do not have any arrangements in place for any future equity financing. If we are unable to secure additional funding, we may cease or suspend operations. We have no plans, arrangements or contingencies in place in the event that we cease operations.

Our sole officer will only be devoting approximately six hours per week of his time to our business. We do not foresee this limited involvement as negatively impacting our Company over the next 12 months because all exploratory work is being performed by an outside consultant. If, however, the demands of our business require more time of our sole officer, such as raising additional capital or addressing unforeseen issues with regard to our exploration efforts, he is prepared to adjust his timetable to devote more time to our business. He may, however, not be able to devote sufficient time to the management of our business, as and when needed.

We do not have any verbal or written agreement regarding the retention of any qualified engineer or geologist for our exploration program.

We do not have plans to purchase any significant equipment or to hire any employees during the next 12 months, or until we have proved reserves.

We have not earned revenue since inception and we presently have no proven or probable mineral reserves. There is no assurance that our mineral claims contain commercially exploitable reserves of valuable minerals. Since inception, we have suffered recurring losses and net cash outflows from operations, and our activities have been financed from the proceeds of share subscriptions and loans from management and non-affiliated third parties. We expect to continue to incur substantial losses to implement our business plan. We have not established any other source of equity or debt financing and there can be no assurance that we will be able to obtain sufficient funds to implement our business plan. As a result of the foregoing, our auditors have expressed substantial doubt about our ability to continue as a going concern. If we cannot continue as a going concern, then investors may lose all of their investment.

RESULTS  OF  OPERATIONS

Our business is in the early stage of development. Since inception on June 27, 2005 we have not earned any revenue and we have not identified any commercially exploitable reserves of valuable minerals on our property. We do not anticipate earning revenue until such time as we have entered into commercial production of the White Bear Arm Property. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable reserves of valuable minerals on the White Bear Arm Property, or that if such resources are discovered that we will commercially produce them.

We incurred operating expenses in the amount of $83,204 for the period from inception on June 27, 2005 to May 31, 2010. These operating expenses included:
(a) professional fees of $46,802; (b) consulting fees of $11,643; (c) office expenses of $7,163; (d) resource property acquisition and exploration costs of $5,000; (d) interest expenses of $2,336; (e) mineral deposit write-off of $8,069, and (f) other expenses of $2,191.

LIQUIDITY  AND  CAPITAL  RESOURCES

As of May 31, 2010 we had total assets of $2,075 comprised of $19 in cash and $2,056 in prepaid expenses.

On September 21, 2010, we secured a loan of $50,000 from a non-affiliated third party at an interest rate of 20% on the unpaid balance, calculated semi-annually. The loan and all accrued interest are due and payable on September 21, 2011. We may pay all or part of the loan at any time before the due date.

On September 22, 2010, we completed a private placement of 10,000,000 shares of our common stock at a price of $0.005 per share to one purchaser for total cash proceeds of $50,000.

As a result of our recent financing activities, we have sufficient working capital to maintain our present level of operations for the next 12 months and to complete Phase I of our proposed exploration program, but not Phase II. We will be required to seek additional funding in order to complete Phase II of our exploration program.

We anticipate that any additional funding that we require will be in the form of equity financing from the sale of our common stock. There is no assurance, however, that we will be able to raise sufficient funding from the sale of our common stock. The risky nature of this enterprise and lack of tangible assets places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as an economically viable mine can be demonstrated. We do not have any arrangements in place for any future equity financing. If we are unable to secure additional funding, we will cease or suspend operations. We have no plans, arrangements or contingencies in place in the event that we cease operations.

                               LEGAL PROCEEDINGS

Neither Castmor Resources Ltd., nor any of its officers or directors is a party to any material legal proceeding or litigation and such persons know of no material legal proceeding or contemplated or threatened litigation. There are no judgments against Castmor Resources Ltd. or its officers or directors. None of our officers or directors have been convicted of a felony or misdemeanour relating to securities or performance in corporate office.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following sets forth our directors, executive officers, promoters and control persons, their ages, and all offices and positions held. Directors are elected for a period of one year and thereafter serve until their successor is duly elected by the shareholders. Officers and other employees serve at the will of the Board of Directors.

--------------------------------------------------------------------------------
                                                                PERIOD SERVED AS
NAME             POSITION                                  AGE  DIRECTOR/OFFICER
--------------------------------------------------------------------------------
Alfonso Quijada  Chief Executive Officer,                   39   2007 to present
                 President, Chief Financial Officer
                 and a director
================================================================================

Alfonso Quijada has served as our Vice-president, Secretary and a director since 2007. In 2010, he was appointed to the additional offices of President and Chief Executive Officer. Mr. Quijada has raised millions of dollars for private and public companies, including $1.8 million for Rhino Films and $2.5 million for an oil refinery in Bulgaria. From 1994 through to 1998 he was the founder and president of New World Artist Productions Inc., an international production company, focused primarily on live-productions and music development in Japan. He was the VP of Investor Relations for Tri-Gate Entertainment Inc. from 2000 to 2003. From 2002 to 2003, Mr. Quijada also headed up investor relations for TNR Gold Corp. Since 2003, he has served as an independent consultant, advising companies on corporate development and finance. From 2007 to 2009, he was the President, Chief Executive Officer and a director of Pickford Minerals, Inc. Ltd, an exploration company having mineral interests in Labrador, Canada.

The address for all our officers and directors is 427 Princess Street, Suite 406, Kingston, ON K7L 5S9.

INVOLVEMENT  IN  CERTAIN  LEGAL  PROCEEDINGS

During the past ten years none of our directors, executive officers, promoters or control persons have:

(1) had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(2) been convicted in a criminal proceeding or subject to a pending criminal proceeding;

(3) been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(4) been found by a court of competent jurisdiction in a civil action, the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

COMMITTEES  OF  THE  BOARD

All proceedings of the board of directors for the fiscal year ended December 31, 2009 were conducted by resolutions consented to in writing by our board of directors and filed with the minutes of the proceedings of our board of directors. Castmor does not have nominating, compensation or audit committees or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. Our board of directors does not believe that it is necessary to have such committees because it believes that the functions of such committees can be adequately performed by the board of directors.

Castmor does not have any defined policy or procedure requirements for stockholders to submit recommendations or nominations for directors. The board of directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our company does not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees. The board of directors will assess all candidates, whether submitted by management or stockholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our President, Alfonso Quijada, at the address appearing on the first page of this registration statement.

AUDIT  COMMITTEE  FINANCIAL  EXPERT

We do not have a standing audit committee. Our directors perform the functions usually designated to an audit committee. Our board of directors has determined that we do not have a board member that qualifies as an "audit committee financial expert" as defined in Item 407(d)(5) of Regulation S-K, nor do we have a board member that qualifies as "independent" as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the NASD Rules.

We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. Our board of directors does not believe that it is necessary to have an audit committee because management believes that the functions of an audit committee can be adequately performed by the board of directors. In addition, we believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

As we generate revenue in the future, we intend to form a standing audit committee and identify and appoint a financial expert to serve on our audit committee.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

                             EXECUTIVE COMPENSATION

To date we have no employees other than our sole officer and director. No compensation has been awarded, earned or paid to our sole officer and director. We have no employment agreements with our officer. We do not contemplate entering into any employment agreements until such time as we have positive cash flows from operations.

There is no arrangement pursuant to which any of our directors has been or is compensated for services provided as one of our directors.

There are no stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers or directors. We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 5, 2010, information concerning ownership of the Company's securities by (i) each Director, (ii) each executive officer, (iii) all directors and executive officers as a group; and (iv) each person known to the Company to be the beneficial owner of more than five percent of each class:

The number and percentage of shares beneficially owned includes any shares as to which the named person has sole or shared voting power or investment power and any shares that the named person has the right to acquire within 60 days.

----------------------------------------------------------------------------
                                                        Beneficial Ownership
                                                         Common  Percentage
Name of Beneficial Owner                                 Shares    of class
----------------------------------------------------------------------------
Alfonso Quijada                                       1,800,000         14%
All directors and executive officers, as a group      1,800,000         14%
Thomas Mills                                         10,080,000         81%
All beneficial owners of more than 5% of
the Company's common stock, as a group               10,080,000         81%
============================================================================

The address for all directors, executives officers and beneficial owners of more than 5% of our common stock is 427 Princess Street, Suite 406, Kingston, ON K7L 5S9.

Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. For purposes hereof, a person is considered to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof, upon the exercise of warrants or options or the conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that any such warrants, options or convertible securities that are held by such person (but not those held by any other person) and which can be exercised within 60 days from the date hereof, have been exercised.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

On September 20, 2010, we acquired from Thomas Mills, our controlling shareholder, a 100% interest in two non-contiguous mineral exploration licenses (license numbers 017985M and 017987M) comprising 17 claims located along south-eastern coastal Labrador, approximately 13 kilometers northeast of the community of Charlottetown in Labrador, Canada, having a total area of 425 hectares (1,054.8 acres). The closing of the acquisition will take place on October 5, 2010. We paid Mr. Mills $10,000 for the licenses.

                              PLAN OF DISTRIBUTION

We are offering the right to subscribe for up to 20,000,000 shares of our common stock at the offering price of $0.005 per share, subject to a 12,000,000 share minimum. We are offering the shares on a self-underwritten, best-efforts basis directly through our President and director, Alfonso Quijada, who will not receive any commission or other remuneration of any kind for selling shares in this offering, except for the reimbursement of actual out-of-pocket expenses incurred in connection with the sale of the common stock.

In connection with his selling efforts in this offering, Mr. Quijada will not register as broker-dealers pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of Rule 3a4-1 under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. Mr. Quijada is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Quijada will not be compensated in connection with his participation in this offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities, except for the reimbursement of actual out-of-pocket expenses incurred in connection with the sale of the common stock. Mr. Quijada is not, and has not been within the past 12 months a broker or dealer, or an associated person of a broker or dealer. At the end of this offering, Mr. Quijada will continue to primarily perform substantial duties for us or on our behalf otherwise than in connection with transactions in securities. Mr. Quijada has not and will not participate in selling an offering of securities of any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In connection with this offering, Mr. Quijada will restrict his participation to the following activities:

1. preparing written communication and delivering such communication through the mails or other means that does not involve oral solicitation by Mr. Quijada of a potential purchaser;

2. responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; the content of such responses being limited to information contained in the registration statement on Form S-1 filed under the Securities Act of 1933, of which this prospectus forms a part; and

3. performing ministerial and clerical work involved in effecting any transaction.

Mr.  Quijada  will  not  purchase  any  of  the  offered  common  stock.

PENNY  STOCK  REGULATION

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, that:

- contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

- contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

- contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

- contains a toll-free telephone number for inquiries on disciplinary actions

- defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

- contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

-     bid and offer quotations for the penny stock;

- details of the compensation of the broker-dealer and its salesperson in the transaction;

- the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

- monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

TERMS  OF  SALE  OF  THE  SHARES

This offering is being made on a best efforts basis. No subscriptions will be accepted until the minimum offering is subscribed. Once accepted, subscriptions are irrevocable and cannot be withdrawn by the subscriber. Proceeds from this offering will not be deposited into an escrow, trust or similar account, but will instead be deposited in a separate bank account under our name, administered by our board of directors. If the minimum offering is not completed within 90 days, all funds will be promptly returned to subscribers without interest or deductions. Subscriptions may be accepted or rejected for any reason or for no reason. This offering will remain open until the earlier of the date that all shares offered in this offering are sold and 120 days after the date of this prospectus; provided that, the minimum subscription is sold within 90 days. We may cease our selling efforts at any time for any reason whatsoever.

Any change in the material terms of this offering after the effective date of this prospectus will terminate the original offer and will entitle any subscribers to a refund of their investment. Material changes include the following: an extension of the offering period beyond the 120 days currently contemplated; a change in the offering price; a change in the minimum purchase amount; a change to allow sales to affiliates in order to meet the minimum sales requirement; a change in the minimum amount of proceeds required to release funds from escrow; and, a change in the application of proceeds. If there is a change in the material terms of this offering, any new offering may be made by means of a post-effective amendment.

METHOD  OF  SUBSCRIBING

Persons may subscribe by filling in and signing the subscription agreement, and delivering it, prior to the expiration date, to us. The subscription price of $0.005 per share must be paid in cash or by check, bank draft or postal express money order payable to our order.

EXPIRATION  DATE

The offering will expire on the earlier of the date that all offered shares are sold and 120 days after the date of this prospectus. We shall terminate the offering 90 days from the date of this prospectus if we are unable to sell 12,000,000 of the offered shares during that period.

                          DESCRIPTION OF CAPITAL STOCK

COMMON  STOCK

We are authorized to issue up to 900,000,000 shares of common stock, par value $0.0001 per share. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters submitted to a stockholder vote. Holders of our common stock do not have pre-emptive rights to purchase shares in any future issuance of our common stock. Our common stock does not carry any conversion rights and there are no redemption provisions.

Our common stock does not carry any cumulative voting rights. As a result, holders of a majority of the shares of common stock voting for the election of directors can elect all of our directors. At all meetings of stockholders, except where otherwise provided by statute or by our Articles of Incorporation or by our Bylaws, the presence in person or by proxy duly authorized by holders of not less than twenty percent (20%) of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. A vote by the holders of a majority of our outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of our common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. There are no provisions for a sinking fund in respect of our common stock.

PREFERRED  STOCK

We are authorized to issue up to 100,000,000 shares of preferred stock, par value $0.0001 per share, in one or more classes or series as may be determined by our board of directors, who may establish, from time to time, the number of shares to be included in each series, may fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. Any preferred stock so issued by the board of directors may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. Moreover, under certain circumstances, the issuance of preferred stock or the existence of the unissued preferred stock might tend to discourage or render more difficult a merger or other change of control.

No shares of our preferred stock are currently outstanding. The issuance of shares of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

ANTI-TAKEOVER  EFFECTS  OF  OUR  ARTICLES  OF  INCORPORATION AND BYLAWS

Our Articles of Incorporation and bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of Castmor or changing its board of directors and management. According to our bylaws and Articles of Incorporation, neither the holders of our common stock nor the holders of our preferred stock have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of our issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace our board of directors or for a third party to obtain control of Castmor by replacing its board of directors.

NEVADA  ANTI-TAKEOVER  LAWS

BUSINESS  COMBINATIONS

The "business combination" provisions of Sections 78.411 to 78.444, inclusive, of the NRS, prohibit a Nevada corporation with at least 200 stockholders from engaging in various "combination" transactions with any interested stockholder: for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

- the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or

- if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A "combination" is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an "interested stockholder" having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation.

In general, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

CONTROL  SHARE  ACQUISITIONS.

The "control share" provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, which apply only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation's stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation's disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become "control shares" and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters' rights.

TRANSFER AGENT

Our transfer agent and registrar is Holladay Stock Transfer, Inc., located at 2939 North 67th Place, Scottsdale, Arizona 85251.

    DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                                  LIABILITIES

Our directors and officers are indemnified as provided by the NRS, our Articles of Incorporation and our Bylaws. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to our Articles of Incorporation or provisions of the Nevada Business Corporations Act, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether or not such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 LEGAL MATTERS

The validity of the shares of common stock offered by us was passed upon by Conrad C. Lysiak, Attorney and Counsellor at law in Spokane, Washington.

                                    EXPERTS

Our financial statements as of August 31, 2009 appearing in this prospectus and registration statement have been audited by Chang Lee LLP, Chartered Accountants, an independent registered public accounting firm and are included in reliance upon the report therein included, given on the authority of such firm as experts in auditing and accounting.

No expert named in the offering statement, nor any partner, officer, director or employee thereof, has a material interest in the issuer or any of its parents or subsidiaries or was connected with the issuer or any of its subsidiaries as a promoter, underwriter, voting trustee, director, officer or employee.

   CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                   DISCLOSURE

In March 2008, we engaged the services of Chang Lee LLP (formerly Vellmer & Chang) Chartered Accountants, of Vancouver, British Columbia, to provide an audit of our financial statements for the period from June 27, 2005 (inception) to August 31, 2007. This is our first auditor. We have no disagreements with our auditor through the date of this prospectus.

                             AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. For a more complete description of matters involving us, please refer to our registration statement and each exhibit attached to it. Anyone may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission's Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our stockholders unless requested by the individual stockholders.

                         INDEX TO FINANCIAL STATEMENTS

                             CASTMOR RESOURCES LTD.
                       (AN EXPLORATION STAGE ENTERPRISE)

                                                                           Pages

Financial  Statements  for  the  Three and Nine Month Periods
Ended May 31, 2010 (Unaudited)

Balance Sheets                                                               F-2

Statements of Stockholders' Equity                                           F-3

Statements of Operations                                                     F-4

Statements of Cash Flows                                                     F-5

Notes to Financial Statements                                       F-6 thru F-9


Financial Statements for the Years Ended August 31, 2009 and 2008

Report of Independent Registered Public Accounting Firm                     F-10

Balance Sheets                                                              F-11

Statements of Stockholders' Equity                                          F-12

Statements of Operations                                                    F-13

Statements of Cash Flows                                                    F-14

Notes to Financial Statements                                     F-15 thru F-19


CASTMOR RESOURCES LTD.
(An exploration stage company)

Balance Sheets
May 31, 2010
(Unaudited - Prepared by Management)
(Expressed in U.S. Dollars)

----------------------------------------------------------------------------------------------------
                                                                                  May 31   August 31
                                                                                    2010        2009
----------------------------------------------------------------------------------------------------

ASSETS

CURRENT ASSETS
Cash and cash equivalents                                                      $      19   $ 17,707
Prepaid expenses                                                                   2,056          -
----------------------------------------------------------------------------------------------------

TOTAL ASSETS                                                                   $   2,075   $ 17,707
====================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

LIABILITIES

CURRENT LIABILITIES
Accounts payable and accrued liabilities                                       $   5,399   $  2,623
----------------------------------------------------------------------------------------------------

TOTAL LIABILITIES                                                                  5,399      2,623
----------------------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY (DEFICIENCY)

SHARE CAPITAL
Authorized:
    50,000,000 preferred shares at a par value of $0.0001 per share
        Issued and outstanding:  Nil
    100,000,000 common shares with a par value of $0.0001 per share
        Issued and outstanding:  12,435,000 common shares                          1,244      1,244
                                 (August 31, 2009:  12,435,000)

ADDITIONAL PAID-IN CAPITAL      78,636   78,636

(DEFICIT) ACCUMULATED DURING THE EXPLORATION STAGE                               (83,204)   (64,796)
----------------------------------------------------------------------------------------------------

TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY)                                           (3,324)    15,084
----------------------------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                     $   2,075   $ 17,707
====================================================================================================

The accompanying notes are an integral part of these financial statements.


CASTMOR RESOURCES LTD.
(An exploration stage company)

Statements of Stockholders' Equity
For the period from June 27, 2005 (inception) to May 31, 2010
(Unaudited - Prepared by Management)
(Expressed in U.S. Dollars)
---------------------------------------------------------------------------------------------------------------------------
                                                                                                     Deficit
                                                                                                 accumulated          Total
                                                                                     Additional       during  stockholders'
                                               Preferred Stock       Common Stock       paid-in  exploration         equity
                                                Shares  Amount      Shares   Amount     capital        stage   (deficiency)
---------------------------------------------------------------------------------------------------------------------------

Issuance of common stock for settlement
     of debt July 16, 2005 ($0.0001 per share)       -  $    -  10,300,000  $ 1,030  $       -   $        -   $      1,030

Loss and comprehensive loss for the period           -       -           -        -          -       (1,914)        (1,914)
---------------------------------------------------------------------------------------------------------------------------

Balance, August 31, 2005                             -       -  10,300,000  $ 1,030  $       -   $   (1,914)  $       (884)
---------------------------------------------------------------------------------------------------------------------------

Issuance of common stock for cash
     October 25, 2005 ($0.02 per share)              -  $    -     750,000  $    75  $  14,925   $        -   $     15,000

Issuance of common stock for settlement
   of debt October 31, 2005 ($0.02 per share)        -  $    -     180,000  $    18  $   3,582   $        -   $      3,600

Loss and comprehensive loss for the year             -       -           -        -          -       (9,537)        (9,537)
---------------------------------------------------------------------------------------------------------------------------

Balance, August 31, 2006                             -  $    -  11,230,000  $ 1,123  $  18,507   $  (11,451)  $      8,179
---------------------------------------------------------------------------------------------------------------------------

Loss and comprehensive loss for the year             -       -           -        -          -       (5,404)        (5,404)
---------------------------------------------------------------------------------------------------------------------------

Balance, August 31, 2007                             -  $    -  11,230,000  $ 1,123  $  18,507   $  (16,855)  $      2,775
---------------------------------------------------------------------------------------------------------------------------

Issuance of common stock for cash
     November 30, 2007 ($0.05 per share)             -  $    -   1,205,000  $   121  $  60,129   $        -   $     60,250

Loss and comprehensive loss for the year             -       -           -        -          -       (5,404)        (5,404)
---------------------------------------------------------------------------------------------------------------------------

Balance, August 31, 2008                             -  $    -  12,435,000  $ 1,244  $  78,636   $  (35,890)  $     43,990
---------------------------------------------------------------------------------------------------------------------------

Loss and comprehensive loss for the year             -       -           -        -          -      (28,906)       (28,906)
---------------------------------------------------------------------------------------------------------------------------

Balance, August 31, 2009                             -  $    -  12,435,000  $ 1,244  $  78,636   $  (64,796)  $     15,084
---------------------------------------------------------------------------------------------------------------------------

Loss and comprehensive loss for the period           -       -           -        -          -      (18,408)       (18,408)
---------------------------------------------------------------------------------------------------------------------------

Balance, May 31, 2010                                -  $    -  12,435,000  $ 1,244  $  78,636   $  (83,204)  $     (3,324)
===========================================================================================================================

The accompanying notes are an integral part of these financial statements


CASTMOR RESOURCES LTD.
(A exploration stage company)

Statements of Operations and Comprehensive Loss
Unaudited - Prepared by Management)
(Expressed in U.S. Dollars)
------------------------------------------------------------------------------------------------------------------------
                                                     Cumulative from
                                                       June 27, 2005        Nine months ended        Three months ended
                                                      (inception) to       May 31       May 31       May 31       May 31
                                                        May 31, 2010         2010         2009         2010         2009
------------------------------------------------------------------------------------------------------------------------

EXPENSES

Bank charges                                         $          398   $       81   $       57   $       18   $       13
Consulting fees                                              11,643       10,280          965        6,168            -
Interest                                                      2,336            -            -            -            -
Office expenses                                               7,163           64          875            -            -
Professional fees                                            46,802        7,788       17,343        1,576        3,753
Resource property acquisition and exploration costs           5,000            -            -            -            -
Transfer expenses                                             1,793          195          123           45          123
Write off mineral deposit                                     8,069            -            -            -            -
------------------------------------------------------------------------------------------------------------------------

LOSS FROM OPERATIONS                                         83,204       18,408       19,363        7,807        3,889
------------------------------------------------------------------------------------------------------------------------

NET LOSS AND COMPREHENSIVE LOSS FOR THE PERIOD       $      (83,204)  $  (18,408)  $  (19,363)  $   (7,807)  $   (3,889)
========================================================================================================================

BASIC AND DILUTED LOSS PER SHARE                                      $    (0.00)  $    (0.00)  $    (0.00)  $    (0.00)
========================================================================================================================

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
- basic and diluted                                                   12,435,000   12,435,000   12,435,000   12,435,000
========================================================================================================================

The accompanying notes are an integral part of these financial statements


CASTMOR RESOURCES LTD.
(An exploration stage company)

Statements of Cash Flows
(Unaudited - Prepared by Management)
(Expressed in U.S. Dollars)
----------------------------------------------------------------------------------------------
                                                   Cumulative from
                                                     June 27, 2005
                                                    (inception) to      Nine months ended
                                                      May 31, 2010  May 31, 2010  May 31, 2009
----------------------------------------------------------------------------------------------

CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES
Net (Loss) for the period                          $      (83,204)  $   (18,408)  $   (19,363)

Changes in operating assets and liabilities
- decrease (increase) in prepaid expenses                  (2,056)       (2,056)            -
- accounts payable and accrued liabilities                  5,399         2,776        (3,671)
----------------------------------------------------------------------------------------------

NET CASH USED IN OPERATING ACTIVITIES                     (79,861)      (17,688)      (23,034)
----------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock                     79,880             -             -
----------------------------------------------------------------------------------------------

NET CASH PROVIDED BY FINANCING ACTIVITIES                  79,880             -             -
----------------------------------------------------------------------------------------------

INCREASE (DECREASE)  IN CASH AND CASH EQUIVALENTS              19       (17,688)      (23,034)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                  -        17,707        41,549
----------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS, END OF PERIOD           $           19   $        19   $    18,515
==============================================================================================

SUPPLEMENTAL CASH FLOW INFORMATION

Interest paid                                      $            -   $         -   $         -
==============================================================================================
Income taxes paid                                  $            -   $         -   $         -
==============================================================================================

The accompanying notes are an integral part of these financial statements

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Castmor Resources Ltd. (hereinafter "the Company") was incorporated in the State of Nevada, U.S.A., on June 27, 2005. The Company's fiscal year end is August 31.

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its operations. It is primarily engaged in the acquisition and exploration of mining properties. Upon location of a commercially minable reserve, the Company expects to actively prepare the site for its extraction and enters into development stage. In 2005, the Company acquired mineral interests in two non-contiguous properties located along southeastern coastal Labrador, approximately 13 kilometers northeast of the community of Charlottetown, Labrador, Canada. In 2009, the Company abandoned its interest in these mineral properties.

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America applicable to a going concern which assume that the Company will realize its assets and discharge its liabilities in the normal course of business. The Company has incurred accumulated losses of $83,204 since inception and has no source of revenue. The future of the Company is dependent upon its ability to obtain financing and upon future acquisition. These factors create doubt as to the ability of the Company to continue as a going concern. Realization values may be substantially different from the carrying values as shown in these financial statements should the Company be unable to continue as a going concern. Management is in the process of identifying sources for additional financing to fund the ongoing development of the Company's business.

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

The financial statements of the Company have been prepared in accordance with the generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates that have been made using careful judgment. The financial statements have, in management's opinion been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

Accounting  Method

The Company's financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Cash  and  Cash  Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments and short-term debt instruments with original maturities of three months or less to be cash equivalents. As at May 31, 2010, there were no cash equivalents.

Use  of  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

Concentration  of  Credit  Risk

The Company places its cash and cash equivalents with high credit quality financial institutions. There is no deposit insurance on the Company's accounts.

Foreign  Currency  Transactions

The Company is located and operating outside of the United States of America. It maintains its accounting records in U.S. Dollars as follows:

At the transaction date each asset, liability, revenue and expense is translated into U.S. dollars by the use of the exchange rate in effect at that date. At the period end, monetary assets and liabilities are re-measured by using the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in operations.

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Fair  Value  of  Financial  Instruments

The Company's financial instruments as defined by FASB Accounting Standards Codification ("ASC") 825, Financial Instruments, include cash and cash equivalents and accounts payable and accrued liabilities. Fair values were assumed to approximate carrying value for these financial instruments, except where noted. Management is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments. The Company is operating outside the United States of America and has significant exposure to foreign currency risk due to the fluctuation of currency in which the Company operates and U.S. dollars.

Mineral  Property  Payments  and  Exploration  Costs

The Company expenses all costs related to the acquisition, maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve.

Long-lived  Assets  Impairment

Long-lived assets of the Company are reviewed for impairment whenever events or circumstances indicate that the carrying amount of assets may not be recoverable, pursuant to guidance established in ASC 360, Property, Plant and Equipment.

Management considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations (undiscounted and without interest charges). If impairment is deemed to exist, the assets will be written down to fair value. Fair value is generally determined using a discounted cash flow analysis.

Assets  Retirement  Obligations

The Company has adopted ASC 410, Asset Retirement and Environmental Obligations, which requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred. ASC 410 requires the Company to record a liability for the present value of the estimated site restoration costs with corresponding increase to the carrying amount of the related long-lived assets. The liability will be accreted and the asset will be depreciated over the life of the related assets. Adjustments for changes resulting from the passage of time and changes to either the timing or amount of the original present value estimate underlying the obligation will be made. As at May 31, 2010, the Company does not have any asset retirement obligations.

Costs associated with environmental remediation obligations will be accrued when it is probable that such costs will be incurred and they can be reasonably estimated.

Stock-Based  Compensation

The Company adopted ASC 718, Compensation - Stock-Based Compensation, to account for its stock options and similar equity instruments issued. Accordingly, compensation costs attributable to stock options or similar equity instruments granted are measured at the fair value at the grant date, and expensed over the expected vesting period.

The Company did not grant any stock options during the period ended May 31, 2010.

Comprehensive  Income

The Company adopted ASC 220, Comprehensive Income, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Statement of Stockholders' Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has no elements of "other comprehensive income" for the period ended May 31, 2010.

Income  Taxes

The Company has adopted ASC 740, Income Taxes, which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Basic  and  Diluted  Loss  Per  Share

In accordance with ASC 260, Earnings Per Share, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would be outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

New  Accounting  Pronouncements

In June 2009, the FASB issued a standard that established the FASB Accounting Standards Codification ("ASC") which mended hierarchy of generally accepted accounting principles ("GAAP") such that the ASC became the single source of authoritative nongovernmental US GAAP. The ASC did not change current US GAAP, but was intended to simplify user access to all authoritative US GAAP by providing all the authoritative literature related to a particular topic in one place. All previously existing accounting standard documents were superseded and all other accounting literature not included in the ASC is considered non-authoritative. New accounting standards issued subsequent to June 30, 2009 are communicated by the FASB through Accounting Standards Updates. The ASC was effective for the Company on September 1, 2009. This standard did not have an impact on our financial statements.

In December 2007, the Financial Accounting Standards Board ("FASB") issued ASC 810-10-65 (prior authoritative literature: SFAS 160, Non-controlling Interests in Consolidated Financial Statements - An amendment of ARB No. 51). ASC 810-10-65 requires companies with non controlling interests to disclose such interests clearly as a portion of equity but separate from the parent's equity. The non controlling interest's portion of net income must also be clearly presented on the Income Statement. This ASC was effective for the Company on
September 1, 2009. The adoption of this statement did not have a material effect on the Company's financial position or results of operations.

In March 2008, FASB issued ASC 815-10 (prior authoritative literature: SFAS 161, Disclosures about Derivative Instruments and Hedging Activities-an amendment of FASB Statement No. 133). ASC 815-10 requires enhanced disclosures about an entity's derivative and hedging activities. ASC 815-10 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008 with early application encouraged. The Company adopted ASC 815-10 on September 1, 2009. The adoption of this ASC did not have a material impact on the Company's financial position or results of operations.

In April 2008, the FASB issued FSP FAS No. 142-3, Determination of the Useful Life of Intangible Assets , as codified in ASC subtopic 350-30, Intangibles - Goodwill and Other: General Intangibles Other than Goodwill (ASC 350-30) and ASC topic 275, Risks and Uncertainties (ASC 275), which amends the factors that must be considered in developing renewal or extension assumptions used to determine the useful life over which to amortize the cost of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets , as codified in ASC topic 350, Intangibles Goodwill and Other (ASC 350). ASC 350-30 requires an entity to consider its own assumptions about renewal or extension of the term of the arrangement, consistent with its expected use of the asset, and is an attempt to improve consistency between the useful life of a recognized intangible asset under ASC 350 and the period of expected cash flows used to measure the fair value of the asset under ASC 805, Business Combinations. The Company adopted ASC 350-30 on September 1, 2009. The adoption of ASC 350-30 did not have a material impact on the Company's financial position or results of operations.

In May 2008, FASB issued ASC 470, Debt. ASC 470 specifies that issuers of convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) should separately account for the liability and equity components in a manner that will reflect the entity's nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. We have adopted ASC 470 on September 1, 2009, and this standard was applied on a retrospective basis. The adoption of this statement did not have a material effect on the Company's financial statements.

In April, 2009, the FASB issued ASC subtopic 820-10 (formerly Staff Position No. FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly). ASC 820-10 provides additional guidance for estimating fair value when the volume and level of activity for the asset or liability have significantly decreased. This ASC subtopic also includes guidance on identifying circumstances that indicate a transaction is not orderly. The adoption of ASC 820-10 will not have a material impact on the Company's financial statements.

In April, 2009, the FASB issued ASC 820-10-50 (formerly Staff Position No. FAS 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments) that expands to interim periods the existing annual requirement to disclose the fair value of financial instruments that are not reflected on the balance sheet at fair value. The new guidance could potentially require additional disclosures in interim periods after the Company's fiscal year ending 2010. Adoption of this FSP will not have a material impact on the Company's financial statements.

NOTE  2  -  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

On April 1, 2009, the FASB issued ASC 320-10-65 (formerly Staff Position No. FSP FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments). ASC 320-10-65 amends the other-than-temporary impairment guidance in U.S. GAAP for debt securities to make the guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities in the financial statements. ASC 320-10-65 does not amend existing recognition and measurement guidance related to other-than-temporary impairments of equity securities. The company adopted ASC 320-10-65 on September 1, 2009. The adoption of this FSP did not have a material impact on the Company's financial statements.

In April 2009, the FASB issued new accounting guidance on determining fair value when the volume and level of activity for the asset or liability have significantly decreased and identifying transactions that are not orderly. The guidance affirms that the objective of fair value when the market for an asset is not active is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date under current market conditions. It provides guidance for estimating fair value when the volume and level of market activity for an asset or liability have significantly decreased and determining whether a transaction was orderly. It applies to all fair value measurements when appropriate. The adoption of this guidance will not have a significant impact on the Company's financial position, results of operations or cash flows, or related footnotes

In June 2009, the FASB issued ASC 860, Transfers and Servicing. ASC 860 requires more information about transfers of financial assets, including securitization transactions, and where entities have continuing exposure to the risks related to transferred financial assets. It eliminates the concept of a "qualifying special-purpose entity," changes the requirements for derecognizing financial assets, and requires additional disclosures. It also enhances information reported to users of financial statements by providing greater transparency about transfers of financial assets and an entity's continuing involvement in transferred financial assets. ASC 860 is effective for fiscal years beginning after November 15, 2009.

In August 2009, the FASB issued an update to provide further guidance on how to measure the fair value of a liability, an area where practitioners have been seeking further guidance. It primarily does three things: 1) sets forth the types of valuation techniques to be used to value a liability when a quoted price in an active market for the identical liability is not available, 2) clarifies that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability and 3) clarifies that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements. The adoption of this guidance will not have a significant impact on the Company's financial position, results of operations or cash flows, or related footnotes

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company's financial statements upon adoption.

NOTE  3  -  PREFERRED  AND  COMMON  STOCK

The Company has 50,000,000 shares of preferred stock authorized and none issued.

The Company has 100,000,000 shares of common stock authorized, of which 12,435,000 shares are issued and outstanding. All shares of common stock are non-assessable and non-cumulative, with no preemptive rights.

During the year ended August 31, 2008, the Company sold 1,205,000 shares of common stock at $0.05 per share through a public offering that was exempt from registration under Regulation A, promulgated under the Securities Act of 1933. The gross proceeds of the offering were $60,250. The Company did not issue any shares during the period ended May 31, 2010.

CHANG LEE LLP
Chartered Accountants
                                                           606-815 Hornby Street
                                                        Vancouver, B.C., V6Z 2E6
                                                               Tel: 604-687-3776
                                                              Fax:  604-688-3373



            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To  the  Board  of  Directors  and  Stockholders  of

CASTMOR  RESOURCES  LTD.
(An  exploration  stage  company)

We have audited the accompanying balance sheets of Castmor Resources Ltd. (an exploration stage company) as at August 31, 2009 and 2008 and the related statements of stockholders' equity, operations and comprehensive loss, and cash flows for the years then ended and for the period from June 27, 2005 (date of inception) to August 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as at August 31, 2009 and 2008 and the results of its operations and its cash flows for the years then ended and for the period from June 27, 2005 (date of inception) to August 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company incurred losses from operations since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfil its exploration activities. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.





Vancouver, Canada                                        /s/ Chang Lee LLP
November  25,  2009                                      Chartered  Accountants


CASTMOR RESOURCES LTD.
(An exploration stage company)

Balance Sheets
August 31, 2009
(Expressed in U.S. Dollars)

--------------------------------------------------------------------------------------------------------------
                                                                                  August 31          August 31
                                                                                       2009               2008
--------------------------------------------------------------------------------------------------------------
ASSETS

CURRENT ASSETS
Cash and cash equivalents                                                         $ 17,707           $ 41,549

MINERAL RESOURCE SECURITY DEPOSIT                                                        -              8,069
--------------------------------------------------------------------------------------------------------------

TOTAL ASSETS                                                                      $ 17,707           $ 49,618
==============================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

CURRENT LIABILITIES
Accounts payable and accrued liabilities                                             2,623              5,628
--------------------------------------------------------------------------------------------------------------

TOTAL LIABILITIES                                                                    2,623              5,628
--------------------------------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY

SHARE CAPITAL
Authorized:
     50,000,000 preferred shares at a par value of $0.0001 per share
          Issued and outstanding:  Nil
     100,000,000 common shares with a par value of $0.0001 per share
          Issued and outstanding:  12,435,000 common shares                          1,244              1,244
                                  (August 31, 2008:  12,435,000)

ADDITIONAL PAID-IN CAPITAL                                                          78,636             78,636

(DEFICIT) ACCUMULATED DURING THE EXPLORATION STAGE                                 (64,796)           (35,890)
--------------------------------------------------------------------------------------------------------------

TOTAL STOCKHOLDERS' EQUITY                                                          15,084             43,990
--------------------------------------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                        $ 17,707           $ 49,618
==============================================================================================================

The accompanying notes are an integral part of these financial statements.


CASTMOR RESOURCES LTD.
(An exploration stage company)

Statements of Stockholders' Equity
For the period from June 27, 2005 (inception) to August 31, 2009
(Expressed in U.S. Dollars)
---------------------------------------------------------------------------------------------------------------------------
                                                                                                     Deficit
                                                                                                 accumulated          Total
                                                                                     Additional       during  stockholders'
                                               Preferred Stock     Common Stock         paid-in  exploration         equity
                                                Shares  Amount      Shares   Amount     capital        stage   (deficiency)
---------------------------------------------------------------------------------------------------------------------------

Issuance of common stock for settlement
     of debt July 16, 2005 ($0.0001 per share)       -  $    -  10,300,000  $ 1,030  $       -   $        -   $      1,030

Loss and comprehensive loss for the period           -       -           -        -          -       (1,914)        (1,914)
---------------------------------------------------------------------------------------------------------------------------

Balance, August 31, 2005                             -       -  10,300,000  $ 1,030  $       -  $    (1,914)  $       (884)
---------------------------------------------------------------------------------------------------------------------------

Issuance of common stock for cash
     October 25, 2005 ($0.02 per share)              -  $    -     750,000  $    75  $  14,925  $         -   $     15,000

Issuance of common stock for settlement
   of debt October 31, 2005 ($0.02 per share)        -  $    -     180,000  $    18  $   3,582  $         -   $      3,600

Loss and comprehensive loss for the year             -       -           -        -          -       (9,537)        (9,537)
---------------------------------------------------------------------------------------------------------------------------

Balance, August 31, 2006                             -  $    -  11,230,000  $ 1,123  $  18,507  $   (11,451)  $      8,179
---------------------------------------------------------------------------------------------------------------------------

Loss and comprehensive loss for the year             -       -           -        -          -       (5,404)        (5,404)
---------------------------------------------------------------------------------------------------------------------------

Balance, August 31, 2007                             -  $    -  11,230,000  $ 1,123  $  18,507  $   (16,855)  $      2,775
---------------------------------------------------------------------------------------------------------------------------

Issuance of common stock for cash
     November 30, 2007 ($0.05 per share)             -  $    -   1,205,000  $   121  $  60,129  $         -   $     60,250

Loss and comprehensive loss for the year             -       -           -        -          -       (5,404)        (5,404)
---------------------------------------------------------------------------------------------------------------------------

Balance, August 31, 2008                             -  $    -  12,435,000  $ 1,244  $  78,636  $   (35,890)  $     43,990
---------------------------------------------------------------------------------------------------------------------------

Loss and comprehensive loss for the year             -       -           -        -          -      (28,906)       (28,906)
---------------------------------------------------------------------------------------------------------------------------

Balance, August 31, 2009                             -  $    -  12,435,000  $ 1,244  $  78,636  $   (64,796)  $     15,084
===========================================================================================================================

The accompanying notes are an integral part of these financial statements


CASTMOR RESOURCES LTD.
(A exploration stage company)

Statements of Operations and Comprehensive Loss
(Expressed in U.S. Dollars)

-------------------------------------------------------------------------------------------------------
                                                      Cumulative from
                                                        June 27, 2005
                                                       (inception) to       Year ended       Year ended
                                                      August 31, 2009  August 31, 2009  August 31, 2008
-------------------------------------------------------------------------------------------------------
EXPENSES

Bank charges                                          $          317   $           69   $          173
Consulting fees                                                1,363              965                -
Interest expense                                               2,336                -            2,086
Office expenses                                                7,099              944            1,124
Professional fees                                             39,014           18,340           14,573
Resource property acquisition and exploration costs            5,000                -                -
Transfer expenses                                              1,598              519            1,079
Write-off mineral deposit                                      8,069            8,069                -
-------------------------------------------------------------------------------------------------------

LOSS FROM OPERATIONS                                          64,796           28,906           19,035
-------------------------------------------------------------------------------------------------------

NET LOSS AND COMPREHENSIVE LOSS FOR THE PERIOD        $      (64,796)  $      (28,906)  $      (19,035)
-------------------------------------------------------------------------------------------------------

BASIC AND DILUTED LOSS PER SHARE                                       $        (0.00)  $        (0.00)
=======================================================================================================

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
- basic and diluted                                                        12,435,000       12,135,396
=======================================================================================================

The accompanying notes are an integral part of these financial statements


CASTMOR RESOURCES LTD.
(An exploration stage company)

Statements of Cash Flows
(Expressed in U.S. Dollars)
----------------------------------------------------------------------------------------------------
                                                   Cumulative from
                                                     June 27, 2005
                                                    (inception) to       Year ended       Year ended
                                                  Augusts 31, 2009  August 31, 2009  August 31, 2008
----------------------------------------------------------------------------------------------------

CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES
Net (Loss) for the period                         $       (64,796)  $      (28,906)  $      (19,035)

Changes in operating assets and liabilities
- (increase) decrease in security deposit                       -            8,069           (4,306)
- accounts payable and accrued liabilities                  2,623           (3,005)           2,751
----------------------------------------------------------------------------------------------------

NET CASH (USED IN) OPERATING ACTIVITIES                   (62,173)         (23,842)         (20,590)
----------------------------------------------------------------------------------------------------

CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES
Proceeds from promissory note                                   -                -          (15,000)
Proceeds from issuance of common stock                     79,880                -           60,250
----------------------------------------------------------------------------------------------------

NET CASH PROVIDED BY FINANCING ACTIVITIES                  79,880                -           45,250
----------------------------------------------------------------------------------------------------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS           17,707          (23,842)          24,660

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                  -           41,549           16,889
----------------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS, END OF PERIOD          $        17,707   $       17,707   $       41,549
====================================================================================================

SUPPLEMENTAL CASH FLOW INFORMATION

Interest paid                                     $         2,336   $            -   $        2,336
====================================================================================================

Income taxes paid                                 $             -   $            -   $            -
====================================================================================================

The accompanying notes are an integral part of these financial statements

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Castmor Resources Ltd. (hereinafter "the Company") was incorporated in the State of Nevada, U.S.A., on June 27, 2005. The Company's fiscal year end is August 31.

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its operations. It is primarily engaged in the acquisition and exploration of mining properties. Upon location of a commercially minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage. In 2005, the Company acquired mineral interests in two non-contiguous properties located along southeastern coastal Labrador, approximately 13 kilometers northeast of the community of Charlottetown, Labrador, Canada. In 2009, the Company abandoned its interest in these mineral properties.

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America applicable to a going concern which assume that the Company will realize its assets and discharge its liabilities in the normal course of business. The Company has incurred accumulated losses of $64,796 since inception and has no source of revenue. The future of the Company is dependent upon its ability to obtain financing and upon future acquisition. These factors create doubt as to the ability of the Company to continue as a going concern. Realization values may be substantially different from the carrying values as shown in these financial statements should the Company be unable to continue as a going concern. Management is in the process of identifying sources for additional financing to fund the ongoing development of the Company's business.

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

The financial statements of the Company have been prepared in accordance with the generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates that have been made using careful judgment. The financial statements have, in management's opinion been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

Accounting  Method

The Company's financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Cash  and  Cash  Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments and short-term debt instruments with original maturities of three months or less to be cash equivalents. As at August 31, 2009, there were no cash equivalents.

Use  of  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Concentration  of  Credit  Risk

The Company places its cash and cash equivalents with high credit quality financial institutions. There is no deposit insurance on the Company's accounts.

Foreign  Currency  Transactions

The Company is located and operating outside of the United States of America. It maintains its accounting records in U.S. Dollars as follows:

At the transaction date each asset, liability, revenue and expense is translated into U.S. dollars by the use of the exchange rate in effect at that date. At the period end, monetary assets and liabilities are re-measured by using the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in operations.

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Fair  Value  of  Financial  Instruments

The Company's financial instruments as defined by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," include cash and cash equivalents and accounts payable and accrued liabilities. Fair values were assumed to approximate carrying value for these financial instruments, except where noted. Management is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments. The Company is operating outside the United States of America and has significant exposure to foreign currency risk due to the fluctuation of currency in which the Company operates and U.S. dollars.

Mineral  Property  Payments  and  Exploration  Costs

The Company expenses all costs related to the acquisition, maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve.

Long-lived  Assets  Impairment

Long-lived assets of the Company are reviewed for impairment whenever events or circumstances indicate that the carrying amount of assets may not be recoverable, pursuant to guidance established in SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

Management considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations (undiscounted and without interest charges). If impairment is deemed to exist, the assets will be written down to fair value. Fair value is generally determined using a discounted cash flow analysis.

Assets  Retirement  Obligations

The Company has adopted SFAS No 143, Accounting for Assets Retirement Obligations which requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred. SFAS No. 143 requires the Company to record a liability for the present value of the estimated site restoration costs with corresponding increase to the carrying amount of the related long-lived assets. The liability will be accreted and the asset will be depreciated over the life of the related assets. Adjustments for changes resulting from the passage of time and changes to either the timing or amount of the original present value estimate underlying the obligation will be made. As at August 31, 2009, the Company does not have any asset retirement obligations.

Costs associated with environmental remediation obligations will be accrued when it is probable that such costs will be incurred and they can be reasonably estimated.

Stock-Based  Compensation

The Company adopted SFAS No. 123(revised), "Share-Based Payment", to account for its stock options and similar equity instruments issued. Accordingly, compensation costs attributable to stock options or similar equity instruments granted are measured at the fair value at the grant date, and expensed over the expected vesting period. SFAS No. 123(revised) requires excess tax benefits be reported as a financing cash inflow rather than as a reduction of taxes paid.

The Company did not grant any stock options during the period ended August 31, 2009.

Comprehensive  Income

The  Company  adopted  Statement of Financial Accounting Standards No. 130 (SFAS
130), Reporting Comprehensive Income, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances.
The Company is disclosing this information on its Statement of Stockholders' Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has no elements of "other comprehensive income" for the period ended August 31, 2009.

Income  Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes, which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Basic  and  Diluted  Loss  Per  Share

In accordance with SFAS No. 128 - "Earnings Per Share", the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would be outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

New  Accounting  Pronouncements

In December 2007, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141(revised 2007) ("SFAS 141(R)"), "Business Combinations". SFAS 141 (R) applies the acquisition method of accounting for business combinations established in SFAS 141 to all acquisitions where the acquirer gains a controlling interest, regardless of whether consideration was exchanged. Consistent with SFAS 141, SFAS 141 (R) requires the acquirer to fair value the assets and liabilities of the acquiree and record goodwill on bargain purchases, with main difference the application to all acquisitions where control is achieved. SFAS 141 (R) is effective for financial statements issued for fiscal years beginning after December 15, 2008. The adoption of this statement is not expected to have a material effect on the Company's future financial position or results of operations

In December 2007, the Financial Accounting Standards Board ("FASB") issued SFAS No. 160 ("SFAS 160"), "Non-controlling Interests in Consolidated Financial Statements - An amendment of ARB No. 51". SFAS 160 requires companies with non controlling interests to disclose such interests clearly as a portion of equity but separate from the parent's equity. The non controlling interest's portion of net income must also be clearly presented on the Income Statement. SFAS 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008. The adoption of this statement is not expected to have a material effect on the Company's future financial position or results of operations.

In March 2008, the FASB issued FASB Statement No. 161 ("SFAS 161"), "Disclosures about Derivative Instruments and Hedging Activities". SFAS 161 requires companies with derivative instruments to disclose information that should enable financial-statement users to understand how and why a company uses derivative instruments, how derivative instruments and related hedged items are accounted for under FASB Statement No. 133 "Accounting for Derivative Instruments and Hedging Activities" and how derivative instruments and related hedged items affect a company's financial position, financial performance and cash flows. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The adoption of this statement is not expected to have a material effect on the Company's future financial position or results of operations.

In May 2008, the FASB issued SFAS No. 162 ("SFAS 162"), "The Hierarchy of Generally Accepted Accounting Principles". SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of non-governmental entities that are presented in conformity with generally accepted accounting principles in the United States. It is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, "The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles". The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In April 2008, the FASB issued FSP No. 142-3, "Determination of the Useful Life of Intangible Assets" ("FSP 142-3"). FSP 142-3 amends the factors an entity should consider in developing renewal or extension assumptions used in determining the useful life of recognized intangible assets under FASB Statement No. 142, "Goodwill and Other Intangible Assets". This new guidance applies prospectively to intangible assets that are acquired individually or with a group of other assets in business combinations and asset acquisitions. FSP 142-3 is effective for financial statements issued for fiscal years and interim periods beginning after December 15, 2008. Early adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In May 2008, FASB issued FASB Staff Position ("FSP") APB 14-1, "Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)" ("FSP APB 14-1"). FSP APB 14-1 clarifies that convertible debt instruments that may be settled in cash upon either mandatory or optional conversion (including partial cash settlement) are not addressed by paragraph 12 of APB Opinion No. 14, "Accounting for Convertible Debt and Debt issued with Stock Purchase Warrants." Additionally, FSP APB 14-1 specifies that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity's nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. FSP APB 14-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. We will adopt FSP APB 14-1 beginning in the first quarter of 2010, and this standard must be applied on a retrospective basis. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In April, 2009, the FASB issued FASB Staff Position No. FAS 157-4 ("FSP FAS 157-4"), "Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly". The FSP provides additional guidance for estimating fair value in accordance with FASB Statement No. 157, Fair Value Measurements, when the volume and level of activity for the asset or liability have significantly decreased. This FSP also includes guidance on identifying circumstances that indicate a transaction is not orderly. The adoption of this FSP does not believe to have a material impact on the Company's financial statements.

NOTE  2  -  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

In April, 2009, the FASB issued FASB Staff Position No. FAS 107-1 and APB 28-1 ("FSP FAS 107-1 and APB 28-1"), Interim Disclosures about Fair Value of Financial Instruments. The FSP amends SFAS 107, Disclosure about Fair Value of
Financial Instruments, and Accounting Principles Board Opinion No. 28, Interim Financial Reporting, to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. Adoption of this FSP does not believe to have a material impact on the Company's financial statements.

On April 1, 2009, the FASB issued FASB Staff Position No. FSP FAS 115-2 and FAS 124-2 ("FSP FAS 115-2 and FAS 124-2"), Recognition and Presentation of
Other-Than-Temporary Impairments. The FSP amends the other-than-temporary impairment guidance in U.S. GAAP for debt securities to make the guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities in the financial statements. This FSP does not amend existing recognition and measurement guidance related to other-than-temporary impairments of equity securities. The adoption of this FSP does not believe to have a material impact on the Company's financial statements.

In June 2009, the FASB issued FASB No. 168 The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles - a replacement of FASB Statement No. 162 ("SFAS 168"). SFAS 168 establishes the FASB Accounting Standards Codification as the source of authoritative accounting principles recognized by the FASB to be applied by non-governmental entities in the preparation of financial statements in conformity with GAAP in the United States. SFAS 168 is effective for financial statements issued for interim and annual periods ending after September 15, 2009.

In June 2009, the FASB issued FASB No. 166, Accounting for Transfers of Financial Assets - an amendment of FASB Statement No. 140 ("SFAS 166"). SFAS 166 requires additional disclosures about the transfer and derecognition of financial assets and eliminates the concept of qualifying special-purpose entities under SFAS 140. SFAS 166 is effective for fiscal years beginning after November 15, 2009.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company's financial statements upon adoption.

NOTE  3  -  MINERAL  PROPERTY  INTEREST

On October 31, 2005 the Company acquired a 100% interest in two non-contiguous mineral claims located along southeastern coastal Labrador, approximately 13 kilometers northeast of the community of Charlottetown, Labrador, Canada. The claims were acquired from a non-affiliated third party for a consideration of $4,250 CAD which covered an exploration program security deposit and staking and other related costs of $401 (CAD$450) and $3,199 (CAD$3,800), respectively. The Company expensed the staking and other related costs of $3,199 in connection with the acquisition of the mineral claims.

One of the licenses comprising eight claims, was inadvertently allowed to expire and was cancelled on January 24, 2007. The Company reacquired a 100% interest in the same eight claims under a new mineral license by a Transfer of Mineral Disposition dated July 16, 2007, from a non-affiliated third party, for $505 CAD. The Company expensed the entire cost of reacquiring the mineral claims.

Up to August 31, 2009, the Company has paid $8,069 towards a security deposit on its exploration program. The Company was required to incur total exploration expenditures of CAD$13,500 for the above noted mineral claims before July 13, 2009. The Company failed to do so, or to pay any further deposit on exploration activities with the mining division of Labrador Canada. As a result, the Company has forfeited its mineral claims and wrote off the prepaid security deposit in the amount of $8,069.

NOTE  4  -  PROMISSORY  NOTE

On July 31, 2007, the Company issued an unsecured promissory note of $15,000 to a non affiliated party, bearing an interest rate of 20% per annum, maturing on July 31, 2008. The note, together with accrued interest of $2,336, was paid in full on May 1, 2008.

NOTE  5  -  PREFERRED  AND  COMMON  STOCK

The Company has 50,000,000 shares of preferred stock authorized and none issued.

The Company has 100,000,000 shares of common stock authorized, of which 12,435,000 shares are issued and outstanding. All shares of common stock are non-assessable and non-cumulative, with no preemptive rights.

NOTE  5  -  PREFERRED  AND  COMMON  STOCK

During the year ended August 31, 2008, the Company sold 1,205,000 shares of common stock at $0.05 per share through a public offering that was exempt from registration under Regulation A, promulgated under the Securities Act of 1933. The gross proceeds of the offering was $60,250. The Company did not issue any shares during the year ended August 31, 2009.

NOTE  6  -  INCOME  TAXES

At August 31, 2009, the Company had deferred tax assets of approximately $22,700 principally arising from net operating loss carryforwards for income tax purposes. As our management cannot determine that it is more likely than not that we will realize the benefit of the deferred tax asset, a valuation allowance equal to the deferred tax asset has been established at August 31, 2009. A reconciliation of income taxes at statutory rates with the reported taxes is as follows:

                                               August 31, 2009  August 31, 2008
Net loss before income taxes                    $       28,905  $        19,034

Income tax recovery at statutory rates of 35%           10,117            6,662
Unrecognized benefits of non-capital losses            (10,117)          (6,662)
Total income tax recovery                       $            -  $             -

The significant components of the deferred tax asset at August 31, 2009 and 2008 were as follows:

                                             August 31, 2009    August 31, 2008
Net operating loss carryforwards             $        22,700    $        12,600
Valuation allowance                                  (22,700)           (12,600)
Net deferred tax asset                       $             -    $             -

At August 31, 2009, we had net operating loss carryforwards of approximately $64,800, which expire in the year 2025 through 2029.


NOTE  7  -  SEGMENT  INFORMATION

The  Company  currently  conducts  all  of  its  operations  in  Canada.

                               20,000,000 SHARES

                             CASTMOR RESOURCES LTD.

                                  COMMON STOCK


                                   PROSPECTUS


We have not authorized any dealer, salesperson or other person to give anyone written information other than this prospectus or to make representations as to matters not stated in this prospectus. Prospective investors must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of an offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that either the information contained herein or the affairs of Castmor Resources Ltd. have not changed since the date hereof.

Until _________, 2010, a period of 90 days after the date of this prospectus, all dealers that buy, sell or trade in our securities, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as an underwriter with respect to its unsold allotment or subscription.

                                    PART II

ITEM  13.     OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

The following table sets forth the estimated costs and expenses we will pay in connection with the offering described in this registration statement:

------------------------------------
                              Amount
------------------------------------
Accounting fees and expenses   2,500
Legal fees and expenses        2,500
------------------------------------
Total                         $5,000
------------------------------------

All  expenses  are  estimated.

ITEM  14.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

Nevada law provides for discretionary indemnification for each person who serves as one of our directors or officers. We may indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of our officers or directors. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Article Twelfth of our Articles of Incorporation states that no director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the NRS. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

Our  bylaws  provide  the  following  indemnification  under  Article  VI:

01. INDEMNIFICATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action proceeding, had reasonable cause to believe that such person's conduct was unlawful.

02. DERIVATIVE ACTION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in the Corporation's favor by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) and amount paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to amounts paid in settlement, the settlement of the suit or action was in the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person's duty to the Corporation unless and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. The termination of any action or suit by judgment or settlement shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation.

03. SUCCESSFUL DEFENSE. To the extent that a director, trustee, officer, employee or agent of the Corporation has been successful on the merits or otherwise, in whole or in part in defense of any action, suit or proceeding referred to in Sections 01 or 02 of this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

04. AUTHORIZATION. Any indemnification under Sections 01 and 02 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 01 and 02 of this Article. Such determination shall be made (a) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) is such a quorum is not obtainable, by a majority vote of the directors who were not parties to such action, suit or proceeding, or (c) by independent legal counsel (selected by one or more of the directors, whether or not a quorum and whether or not disinterested) in a written opinion, or (d) by the stockholders. Anyone making such a determination under this Section 04 may determine that a person has met the standards therein set forth as to some claims, issues or matters but not as to others, and may reasonably prorate amounts to be paid as indemnification.

05. ADVANCES. Expenses incurred in defending civil or criminal action, suit or proceeding shall be paid by the Corporation, at any time or from time to time in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Section 04 of this Article upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee or agent to repay such amount unless it shall ultimately be by the Corporation as authorized in this Section.

06. NONEXCLUSIVITY. The indemnification provided in this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

07. INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, trustee, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability assessed against such person in any such capacity or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability.

08. FURTHER BYLAWS. The Board of Directors may from time to time adopt further bylaws with specific respect to indemnification and may amend these and such bylaws to provide at all times the fullest indemnification permitted by the Nevada Revised Statutes.

ITEM  15.     RECENT  SALES  OF  UNREGISTERED  SECURITIES.

On September 22, 2010, we issued 10,000,000 shares of our common stock at a price of $0.005 per share to one purchaser for total cash proceeds of $50,000. The shares were issued without registration in reliance on an exemption provided by Regulation S promulgated under the Securities Act. No general solicitation was made in connection with the offer or sale of these securities.

ITEM  16.     EXHIBITS

Exhibit No.  Document

 3.1 Amended and Restated Articles of Incorporation, Castmor Resources Ltd., incorporated by reference from the Form 8-K filed
             September 21, 2010

 3.2 Amended and Restated Bylaws, Castmor Resources Ltd., incorporated by reference from the Form 8-K filed September 24, 2010

 5.1         Legal opinion of Conrad Lysiak, Attorney and Counselor at law

23.1         Consent of Chang Lee LLP, Chartered Accountants

23.2         Consent of Conrad Lysiak, Attorney and Counselor at law

ITEM  17.     UNDERTAKINGS.

(a)  The  undersigned  registrant  hereby  undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

          ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)  Insofar as indemnification for liabilities arising under the Securities
     Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)  The undersigned registrant hereby undertakes that:

     1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     2. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Toronto, Ontario, Canada, on October 5, 2010.

                                   CASTMOR  RESOURCES  LTD.



                                   By: /s/ Alfonso Quijada
                                   Alfonso  Quijada
                                   President,  Chief  Executive  Officer
                                   Chief  Financial  Officer,
                                   Principal  Accounting  Officer
                                   and  a  director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

                                   By: /s/ Alfonso Quijada
                                   Alfonso  Quijada
                                   President,  Chief  Executive  Officer
                                   Chief  Financial  Officer,
                                   Principal  Accounting  Officer
                                   and  a  director